                                                                   Exhibit 10.04

                             AGREEMENT OF SUBLEASE

                                    between

                              THE AUSTIN COMPANY
                                  Sublandlord

                                      and

                         AMERIQUEST TECHNOLOGIES, INC.
                                   Subtenant

                                   Premises:

                                 A portion of
                                MACARTHUR PLACE
                             3 Imperial Promenade
                             Santa Ana, California

1.   Subleasing of Premises.....................................    1
2.   Term.......................................................    1
3.   Rents......................................................    2
4.   Condition of the Premises..................................    3
5.   Incorporation of the Master Lease..........................    4
6.   Covenant of Quiet Enjoyment................................    8
7.   Assignment and Undersubletting.............................    8
8.   Alterations................................................   10
9.   Security Deposit...........................................   11
10.  Notices....................................................   11
11.  Parking....................................................   12
12.  Signage....................................................   12
13.  Master Landlord's Consent..................................   12
14.  Miscellaneous..............................................   13
15.  Participation Agreement; Agreement Regarding Engineering
       and Construction Services................................   14
16.  Binding Effect.............................................   14

     THIS AGREEMENT OF SUBLEASE (this "Sublease"), is made as of the 5th day of December, 1994, between THE AUSTIN COMPANY, an Ohio corporation presently having an office address at Suites 200 and 300, 3 Imperial Promenade, Santa Ana, California ("Sublandlord"), and AMERIQUEST TECHNOLOGIES, INC., a Delaware corporation presently having an office address at 2722 Michelson Drive, Irvine, California ("Subtenant").

                                   WITNESETH:

     WHEREAS Brookfield Imperial, Inc., a California corporation is the successor in interest to BCE Development Inc. ("Master Landlord") under that certain lease dated June 27, 1989, as amended by amendments thereto dated October 24, 1991 and September 23, 1992 (as so and hereafter amended, the "Master Lease") demising portions (the "Premises") of the building known as MacArthur Place, Suites 200 and 300, 3 Imperial Promenade, Santa Ana, California (the "Building") to Sublandlord as Tenant thereunder. (All capitalized terms not otherwise defined herein shall have the meanings given them in the Master Lease.)

     WHEREAS Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

     1.    Subleasing of Premises. Sublandlord hereby subleases to Subtenant,
           ------------------------
and Subtenant hereby hires from Sublandlord, all of the Premises.

     2.     Term.
            -----

     The term of this Sublease shall commence on April 1, 1995 (the "Commencement Date"), and shall end on March 31, 2006 (the "Expiration Date") or on such earlier date upon which such term shall expire or be terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law; provided, however, that if Sublandlord is unable to deliver possession of the Premises to Subtenant on the Commencement Date set forth above because Master Landlord has not consented to this Sublease, Sublandlord shall not be subject to any liability for its failure to give possession and the validity of this Sublease shall not be impaired, nor shall the same be construed to extend the term of this Sublease, and the "Commencement Date" shall be that date after receipt by Sublandlord of the Master Landlord's consent and delivery of possession of the Premises to Subtenant. Notwithstanding the foregoing, Sublandlord shall use its best reasonable efforts to vacate on or about March 1, 1995 in which case the Commencement Date shall commence on the date of such vacating.

     In order to accommodate Subtenant's special needs, prior to the Commencement Date Sublandlord shall use its reasonable best efforts to make portions of the Premises available for the installation of Tenant Improvements provided Subtenant complies with Section 8.2 below.

     3.    Rents.
           ------

          3.1 Subtenant shall pay to Sublandlord fixed rent at the rate of $1.70 per square foot of the Premises per month which amount is $93,467.70 ("Fixed Rent"), with the first full month's Fixed Rent payable upon execution of this Sublease and with each subsequent month's Fixed Rent payable on the first day of each month following the Commencement Date; provided, however, that if the Commencement Date is other than the first day of a month (a) the first payment due shall be calculated on a pro-rata basis considering the portion of the month falling on or after the Commencement Date and (b) the payment due on the first day of any month in which shall occur any anniversary of the Commencement Date shall be calculated on a pro-rata basis considering the rate of fixed rent applicable to each portion of such month. Sublandlord shall abate the Fixed Rent payments due for months two (2) through sixteen (16) of this Sublease by fifty percent (50%) for each of such fifteen (15) months, provided that Subtenant is not in default with respect to any of its obligations under this Sublease at the commencement of any such month. The square footage of the Premises shall be as calculated by the Master Landlord under the Master Lease.

          3.2 In addition to the Fixed Rent, Subtenant shall pay monthly commencing in January, 1996 all incremental expenses referred to in the Master Lease as "Operating Expenses" in excess of those amounts calculated for calendar 1995, based on the assumption that such 1995 Operating Expenses are based on the higher of (i) a ninety-five percent (95%) occupancy rate, or (ii) the actual occupancy rate. The intent of the parties under this provision is that Sublandlord shall be responsible during the Term hereof for the Operating Expenses each year of the Term up to but not in excess of the annual obligation therefor relating to calendar 1995.

          3.3 As used herein the term "additional rent" shall refer to all sums of money which shall become due from and payable by Subtenant to Sublandlord hereunder, other than fixed rent, and the term "rents" shall refer to fixed rent and additional rent. All rents shall be payable in lawful money of the United States at such place and to such person as Sublandlord shall from time to time designate.

          3.4 Subtenant shall promptly pay all rents as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever except as otherwise provided for herein and, in the event of Subtenant's failure to pay any additional rent when due, Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity in the case of non-payment of fixed rent.

          3.5 Sublandlord's failure during the term of this Sublease to prepare and deliver any statements or bills required or permitted to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Sublease, shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any rents which may have become due pursuant to this Sublease during the term hereof. Subtenant's liability for rents accruing during the term of this Sublease shall survive the expiration or sooner termination of this Sublease.

          3.6 Subtenant shall have the right, subject to obtaining all reviews, approvals and consents required by the Master Lease, to perform certain Subtenant improvements to the Premises such as partitioning, doors, floor coverings (the "Tenant Improvements"). Sublandlord shall, upon receipt of bona fide receipts from third parties for such Tenant Improvements, reimburse Subtenant up to a maximum of $200,000 which sum shall then be repaid thereafter along with an interest factor of 10% per annum on the unpaid balance by Subtenant to Sublandlord along with Fixed Rent on a fully-amortized basis over the remaining Term. The reimbursement shall be accomplished with one (1) payment by Sublandlord to Subtenant and at the time of such payment and as a condition thereto Subtenant shall execute an amendment to this Sublease which sets forth the amount and exact repayment terms of this amount.

     4.    Condition of the Premises.
           --------------------------

     Subtenant represents that it has examined (or waived examination of) the Premises. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises (including any latent defects in or to the Premises), the uses to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Sublease. Subtenant agrees to accept the Premises in their "as is" condition as of the date hereof as the same may be affected by reasonable wear and tear after the date hereof, and (b) Sublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Premises for Subtenant's occupancy.

     The disposition of all trade fixtures, furniture and equipment presently existing at the Premises shall be the subject of a separate letter agreement between Sublandlord and Subtenant which letter agreement shall not be a condition to the effectiveness of this Sublease.

     5.    Incorporation of the Master Lease.
           ----------------------------------

          5.1 Sublandlord represents that a true and complete copy of the Master Lease is attached hereto as Exhibit A. Sublandlord shall not voluntarily surrender the Master Lease or amend the same in a manner adverse to Subtenant. If the Master Lease shall terminate for any reason then this Sublease shall also terminate without liability of either party to the other on account thereof; provided, however, that if such termination of the Master Lease shall have arisen out of

               (a) any default by Sublandlord as tenant thereunder not arising out of any default by Subtenant as tenant hereunder, or

               (b) a voluntary surrender by Sublandlord in violation of the preceding sentence,

then such termination shall be deemed to be a violation of Section 6 hereof and Sublandlord shall be liable to Subtenant to the extent provided by applicable law on account thereof. This Sublease is expressly subject to all of the obligations of Sublandlord as tenant under the Master Lease.

          5.2 Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, the provisions of the Master Lease listed below (the "Incorporated Provisions") are hereby incorporated in this Sublease by reference with the same force and effect as if set forth at length herein, except that unless the context requires otherwise,

                (i) references in such provisions to Landlord shall be deemed to refer to Sublandlord,

               (ii) references in such provisions to Tenant shall be deemed to refer to Subtenant,

              (iii) references in such provisions to the Premises or the Demised Premises shall be deemed to refer to the Premises hereunder,

               (iv) references in such provisions to other Incorporated Provisions shall be deemed to refer to such Incorporated Provisions as incorporated herein,

          (v) references in such provisions to superior leases shall be deemed to refer to leases to which the Master Lease is subordinate and references in such provisions to superior mortgages shall refer to mortgages to which the Master Lease is subordinate,

          (vi) references in such provisions to subleases, sublettings or subtenants shall be deemed to refer to undersubleases, undersublettings or undersubtenants,

          (vii) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to furnish insurance, indemnification or other similar protection to or for Sublandlord, or to take some act as designated or directed by Sublandlord or to the satisfaction of Sublandlord, Subtenant shall be required to furnish the same to or for Master Landlord and Sublandlord, or to take the same as designated or directed by Master Landlord or Sublandlord or to the satisfaction of Master Landlord and Sublandlord,

          (viii) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to obtain the consent or approval of Sublandlord to or with respect to any act, omission or thing (e.g. to any undersublease or assignment or to the making of any alterations, installations, additions or improvements), Subtenant shall be required to obtain the consent or approval of Master Landlord and Sublandlord to or with respect to such act, omission or thing,

          (ix) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants any release, waiver or similar thing to Sublandlord, Subtenant shall be deemed to have granted the same to Master Landlord and Sublandlord,

          (x) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants Sublandlord any right of entry, access or use of the Premises, Subtenant shall be deemed to have granted such right to Master Landlord and Sublandlord,

          (xi) time periods provided for in the Incorporated Provisions shall be shortened or lengthened, as the case may be, as necessary so that actions or omissions relating thereto may be coordinated with the corresponding actions or omissions under the Master Lease or performed within the time required by the Master Lease.

The Incorporated Provisions of the Master Lease are all of the provisions thereof except for Sections 56 and 57 rights to which are reserved by Sublandlord.

          5.3 Notwithstanding anything to the contrary contained in this Sublease (including any of the Incorporated Provisions as herein incorporated), Sublandlord shall not be obligated

          (i) to provide any of the services that Master Landlord has agreed in the Master Lease to provide or is required by law to provide, or

          (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make or is required by law to make, or

          (iii) to comply with any laws or requirements of public authorities, or

          (iv) to take or to refrain from taking any other action that Master Landlord has agreed in the Master Lease to take or to refrain from taking or is required by law to take or to refrain from taking (including, in either case, any obligations with respect to giving consents, approvals, etc.), or

           (v) to perform any obligation that Master Landlord has agreed in the Master Lease to perform,

and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord (or Sublandlord) to provide, make, comply with, take, refrain from taking, or perform any of the foregoing. With reference to the foregoing, Sublandlord agrees:

          (a) upon Subtenant's request, to use reasonable efforts, at Subtenant's expense (such expense to be prepaid by Subtenant prior to Sublandlord commencing or continuing to act under this clause (a)), to (x) compel Master Landlord to provide, make, comply, take, refrain from taking or perform the same or (y) recover damages on account of Master Landlord's failure to do so, including within such reasonable efforts the commencement and prosecution, at Subtenant's expense, of an action at law or in equity, and

          (b) that, if any right or remedy of Sublandlord or any duty or obligation of Master Landlord in either case under any of the Incorporated Provisions is subject to or conditioned upon Sublandlord's making any demand upon Master Landlord or giving any notice, request or statement to Master Landlord or taking any other action then, if Subtenant shall so request, Sublandlord, at Subtenant's expense (such expense to be prepaid by Subtenant prior to Sublandlord commencing or continuing to act under this clause (b)), shall make such demand, give such notice, request or statement or take such other act.

Subtenant shall defend, indemnify and hold harmless Sublandlord from and against any and all loss, cost, damage and expense incurred by Sublandlord under or in connection with (1) any such efforts and/or such action, proceeding, or arbitration including reasonable attorneys fees, pursuant to clause (a) above, or (2) any such demand, notice, request, statement or act, pursuant to clause
(b) above. Prior to taking or continuing to take any action under this Section 5.3, Sublandlord, from time to time, may require Subtenant to increase the amount of the security deposit under Section 9 by such amount as Sublandlord shall determine in order to secure the faithful performance by Subtenant of its obligations under this Section 5.3.

          5.4 Whenever Subtenant desires to do any act or thing which requires the consent or approval of Sublandlord under any of the Incorporated Provisions as incorporated herein:

          (a) Subtenant shall not do such act or thing without first having obtained the consent or approval of Master Landlord and Sublandlord;

          (b) Sublandlord's right to withhold consent or approval shall be independent of Master Landlord's right; and

          (c) without limiting Sublandlord's right to withhold consent or approval in any instance and notwithstanding any Incorporated Provision or provision of law requiring Sublandlord to act reasonably, Sublandlord shall be entitled, without liability to Subtenant on account thereof, to withhold consent or approval whenever and for so long as Master Landlord shall withhold its consent or approval, regardless of whether or not Master Landlord is entitled to withhold such consent or approval and regardless of whether Master Landlord may have liability to Sublandlord or Subtenant on account thereof; and

          (d) Subtenant shall not request Master Landlord's consent or approval directly; unless Sublandlord shall have determined to withhold its consent or approval, the provisions of Section 5.3 above shall be applicable to the obtaining of Master Landlord's consent or approval; neither Sublandlord's forwarding Subtenant's request to Master Landlord nor Sublandlord's other efforts to obtain Master Landlord's consent or approval shall constitute Sublandlord's consent or approval, and the same shall be without prejudice to Sublandlord's right to withhold consent or approval.

          5.5 Notwithstanding any other provision of this Sublease, Subtenant shall perform all of its obligations hereunder at such times, by such dates or within such periods as shall be required to avoid any default under the Master Lease from continuing beyond the period for notice and grace provided for in the Master Lease; provided, however, that in no event shall this Section 5.5 extend the time, date or period by or within which Subtenant is required to perform.

          5.6 Subtenant shall indemnify Sublandlord from any loss, cost, damage or expense (including reasonable attorneys fees) arising out of any failure by Subtenant to perform any of its obligations under this Sublease, including any loss, cost, damage or expense which may result from any default under or termination of the Master Lease arising by reason of any such failure.

     6.    Covenant of Quiet Enjoyment. So long as Subtenant pays all of the
           -----------------------------
fixed rent and additional rent hereunder and performs all of Subtenant's other obligations hereunder, Subtenant shall peaceably and quietly have, hold and enjoy the Premises subject, nevertheless, to the obligations of this Sublease and to the Master Lease, and to any leases, mortgages and other rights and encumbrances superior in priority to this Sublease.

     7.   Assiqnment and Undersublettinq.
          -------------------------------

          7.1 Except as provided by and in accordance with the procedure set forth in Section 26 of the Incorporated Provisions as incorporated herein,

               (a) this Sublease shall not be assigned, encumbered or otherwise transferred,

               (b) the Premises shall not be undersublet by Subtenant in whole or in part, and

               (c) the Premises shall not be suffered or permitted to be used or occupied by any person other than Subtenant, in whole or in part,

without the prior written consent of Master Landlord and Sublandlord in each
instance.    Any such consent, assignment, encumbrance or other transfer, and any such undersublease, use or occupancy shall be subject to all of the Incorporated Provisions, except that in the event of any proposed assignment or sublease Subtenant receives rent or other consideration, either initially or over the Term of the Sublease (although in no event shall Sublandlord have any right to receive any portion of any amount paid to Subtenant in connection with a sale of its business, even if such amount is based in part on the value of this Sublease), in excess of the rent called for hereunder or, in case of the sub-sublease of a portion of the Premises, in excess of such rent allocable to such portion on a rentable square footage basis, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, and after first deducting all costs incurred by Subtenant in connection with the assignment or subletting, Subtenant in connection with the assignment or subletting, including, without limitation, broker's commissions, attorneys' fees, lease assumption payments and tenant improvements, Subtenant shall pay to Sublandlord at Sublandlord's sole election in writing either (i) all of the excess of each such payment of rent or other consideration received by Subtenant promptly after its receipt in which case Subtenant shall have no further liability to Sublandlord under this Sublease; or
(ii) one half (1/2) of such excess in which case Subtenant shall not be relieved
of any liabilities under this Sublease.    With respect to any of the foregoing

          (a) Sublandlord's right to withhold consent or approval shall be independent of Master Landlord's right and, without limiting Sublandlord's right to withhold consent or approval for any other reason, it is specifically agreed that (i) when requesting Sublandlord's consent, Subtenant shall submit detailed financial information regarding the proposed assignee or undersubtenant, and
(ii) Sublandlord may reasonably withhold consent or approval if Sublandlord is not satisfied with the financial strength of the proposed assignee or undersubtenant;

          (b) without limiting Sublandlord's right to withhold consent or approval in any instance and notwithstanding any Incorporated Provision or provision of law requiring Sublandlord to act reasonably, Sublandlord shall be entitled, without liability to Subtenant on account thereof, to withhold consent or approval whenever and for so long as Master Landlord shall withhold its consent or approval, regardless of whether or not Master Landlord is entitled to withhold such consent or approval and regardless of whether Master Landlord may have liability to Sublandlord or Subtenant on account thereof; and

          (c) Subtenant shall not request Master Landlord's consent or approval directly; unless Sublandlord shall have determined to withhold its consent or approval, the provisions of Section 5.3 above shall be applicable to the obtaining of Master Landlord's consent or approval; neither Sublandlord's forwarding Subtenant's request to Master Landlord nor Sublandlord's other efforts to obtain Master Landlord's consent or approval shall constitute Sublandlord's consent or approval, and the same shall be without prejudice to Sublandlord's right to withhold consent or approval.unless Sublandlord shall have determined to withhold its consent or approval, the provisions of Section
5.3 above shall be applicable to the obtaining of Master Landlord's consent or approval.

          7.2 Any undersublease shall be subject and subordinate to this Sublease. No assignment shall be valid or effective unless and until the assignee shall have delivered to Sublandlord an instrument, in form reasonably satisfactory to Sublandlord, pursuant to which the assignee assumes the due observance and performance of all of the obligations of Subtenant hereunder.

          7.3 No assignment or undersublease shall release the Subtenant named herein or any of its successors from any liability hereunder. If this Sublease is assigned or the Premises or any part thereof are undersublet in violation of this Sublease Sublandlord may collect rents from or accept performance from the assignee or undersubtenant and no such collection or acceptance shall effect any such release.

     8.   Alterations.
          ------------

          8.1 Notwithstanding the incorporation herein of Section 14 of the Master Lease, except as provided in this Section 8.1, Sublandlord shall not have the right to require Subtenant to remove alterations, installations, additions or improvements from the Premises; provided, however, that Subtenant shall be required to remove from the Premises any of such items made or installed by it which, pursuant to the Master Lease, Sublandlord is required to remove. Sublandlord shall forward to Subtenant any notice received from Master Landlord requiring the removal of any of such items and any such notice shall be binding on Subtenant, regardless of when received by it. Subtenant's removal obligations pursuant to this Section 8.1 shall also include all related restoration as required by Sections 3 and 40 of the Master Lease or any other applicable provision thereof.

          8.2 Subtenant shall not commence or prosecute any alterations, installation, addition or improvements unless, in addition to having complied with all other provisions of this Sublease and the Incorporated Provisions as incorporated herein, Subtenant shall have furnished to Sublandlord (a) a fixed price general contract covering the same, and (b) payment and performance bonds in favor of Sublandlord guaranteeing lien free completion of the work in form, amount and issued by a surety satisfactory to Sublandlord in its reasonable judgement. Additionally, if Master Landlord shall require that any of the same be removed at the end of the term then Subtenant, prior to commencing the same, shall increase the amount of the security deposit under Section 9 by such amount as Sublandlord shall determine in order to secure the faithful performance by Subtenant of its obligations under Section 8.1.

     9.    Security Deposit.
           ----------------

     As security for the faithful performance of its obligations hereunder, Subtenant shall deposit with Sublandlord the sum of $196,282.17, of which $93,467.70 shall be applied to the first month's rent (as set forth in Section 3 above). Sublandlord need not keep such sum separate from its general funds.
Upon any failure by Subtenant timely to perform any of its obligations hereunder, Sublandlord may apply all or any portion of the sum deposited to the obligation which Sublandlord has failed timely to perform, or any other obligations of Subtenant under this Sublease. In case of any such application, Subtenant shall, immediately upon demand of Sublandlord, deposit additional funds with Sublandlord to restore the sum on deposit to the amount required by the first sentence of this Section 9 (or as the same may have been increased pursuant to Section 5.3 or 8.2), less application of the first month's rent. After the termination of this Sublease, if Subtenant shall have duly and faithfully performed each and every one of its obligations hereunder, Sublandlord shall return the sum on deposit to Subtenant, without interest. Sublandlord's right of application with respect to amounts deposited pursuant to
Section 5.3 or 8.2 shall not be limited to the obligations with respect to which such deposit was made.

     10. Notices. Any notice, statement, demand, consent, approval, advice
         -------
or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Notice") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or by registered or certified mail, return receipt requested, posted in a United States post office station or depositary in the continental United States, addressed

           (i) to Subtenant at its address first abovewritten, Attention:
President, or

          (ii) to Sublandlord, 3650 Mayfield Road, Cleveland, Ohio 44121, Attn:
President with a copy to McDermott, Will & Emery, 1301 Dove Street, Suite 500, Newport Beach, California 92660, Attn: John B. Miles, Esq.

Either party may, by Notice actually received, designate (i) a different address in the United States for Notices intended for it, and (ii) require the other party to provide a copy of any Notices to any other person at any other address in the United States.

     11. Parking. Subject to the provisions of Section 40 of the Master Lease
         -------
pertaining to the parking rights granted to Sublandlord, Subtenant shall have the right to utilize all of the parking spaces allocated to Sublandlord under Sections l(k) of the Master Lease (the "Allocated Spaces"), and Sublandlord shall transfer to Subtenant on or prior to the Commencement Date all of the parking cards and/or any other access devices for the same to the extent provided to Sublandlord by Master Landlord.

          Notwithstanding any provisions to the contrary herein or in the Master Lease, Subtenant shall have the right to use the Allocated Spaces free of any additional charge for the first five (5) years of this Sublease. Thereafter, Subtenant shall pay to Sublandlord, on a monthly basis as additional rent, $25 per space for years six (6) through eleven (11) of this Sublease and thereafter as provided for in Paragraph 40 of the Master Lease.

          In the event Subtenant desires additional parking spaces in excess of the Allocated Spaces, Sublandlord shall request such additional parking rights from Master Landlord but shall have no obligation to provide any excess spaces or reduce the Fixed Rent or any amounts payable hereunder in the event Master
Landlord does not approve Sublandlord's request.    Any excess spaces approved
by Master Landlord shall be subject to the parking charges set forth in Section 40 of the Master Lease, and Subtenant shall be solely responsible for any and all such charges.

     12. Signage. Subtenant shall be entitled to Sublandlord's signage rights as
         -------
set forth in Section 55 of the Master Lease, subject to the review and approval of such signage by the Master Landlord and the City of Santa Ana. The cost of removal of the Sublandlord's signage, together with the costs of all Subtenant's signage and the installation, maintenance and ultimate removal thereof shall be at Subtenant's sole expense. Sublandlord shall promptly take possession of its signage after removal of Subtenant.

     13. Master Landlord's Consent.    As an inducement to the Master Landlord
         -------------------------

to consent to this Sublease, and as required by Section 26(d) of the Master Lease, Sublandlord and Subtenant each agree as follows:

          (a) This Sublease shall be subject and subordinate to the Master Lease and to all mortgages recorded against the Building and underlying land prior to the date hereof;

          (b) Landlord may enforce the provisions of this Sublease, including the collection of rent;

          (c) In the event of termination of the Master Lease for any reason, including without limitation, a voluntary surrender by

Sublandlord, or in the event of any re-entry or repossession of the Premises by Master Landlord, Master Landlord may, at its option, either

          (i) terminate the Sublease or;

          (ii) take over all of the right, title and interest of Sublandlord, as sublessor, under this Sublease, in which case Subtenant shall attorn to Master Landlord, provided that Master Landlord shall not (1) be liable for any previous act or omission of Sublandlord under this Sublease; (2) be subject to any defense or offset previously accrued in favor of Subtenant against Sublandlord; or (3) be bound by any previous payment by Subtenant or more than one month's rent.

     14.  Miscellaneous.
          -------------

          (a) The obligations of Sublandlord hereunder accruing at any time shall be binding only upon the owner, at that time, of the leasehold estate under the Master Lease, and each purchaser or transferee of such leasehold estate shall be deemed to have assumed the obligations of Sublandlord hereunder accruing during the period of its ownership. Sublandlord's liability under this Sublease and any other liability of Sublandlord relating or with respect to the Premises shall be limited to Sublandlord's leasehold estate under the Master Lease and any judgement entered against Sublandlord on or with respect to such liability may be enforced only against such leasehold estate, any other recourse being expressly waived by Subtenant.

          (b) Sublandlord shall have no liability to Subtenant on account of any failure or refusal by Master Landlord to grant any approval or consent. Moreover, Sublandlord shall have no liability to Subtenant on account of any failure or refusal by Sublandlord to grant any approval or consent. In any instance in which Sublandlord is required by any provision of this Sublease (including any of the Incorporated Provisions as incorporated herein) or applicable law to not unreasonably withhold consent or approval, Subtenant's sole remedy shall be an action for specific performance or injunction requiring Sublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subtenant.

          (c) Subtenant represents and warrants to Sublandlord that Subtenant has dealt with no broker, agent or finder in connection with this Sublease other than Lee & Associates, and Sublandlord represents and warrants to Subtenant that Sublandlord has dealt with no broker, agent or finder in connection with this Sublease other than CB Commercial and the Spiezia Corporation (all three (3) together, the "Recognized Brokers") and Subtenant and Sublandlord each hereby agree to indemnify the other against any claim for commission or other compensation in connection with this Sublease made against the other party by any broker, agent or finder other than the Recognized Brokers, including attorneys fees incurred by such other party in the defense of any such claim.

          (d) Except as provided in Section 4, this Sublease contains the entire agreement between the parties and all prior negotiations and agreements
are merged in this Sublease.    Any agreement hereafter made shall be
ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreement contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

          (e) In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

          (f) Capitalized terms used herein shall have the same meanings as are ascribed to them in the Master Lease, unless otherwise expressly defined herein.

          (g) The submission of this document by Sublandlord to Subtenant shall not constitute an offer by Sublandlord and Sublandlord shall not be bound in any way unless and until this Sublease is executed and delivered by both parties.

     15. Participation Agreement; Agreement Regardinq Engineering and
         ------------------------------------------------------------
Construction Services. Sublandlord and Subtenant acknowledge that Sublandlord
- ---------------------
has entered into the following two agreements with Master Landlord: (1) Participation Agreement dated as of June 27, 1989, pertaining to the transfer, assignment and conveyance to Sublandlord of an appreciated value interest (as defined therein) in the Building, and (2) Agreement dated as of June 27, 1989, wherein Sublandlord is granted the right to negotiate for and/or perform certain engineering and construction related services in connection with the Building (collectively, the "Unrelated Agreements"). Subtenant acknowledges and agrees that it shall have no right nor interest in any respect whatsoever in the Unrelated Agreements arising from this entry into this Sublease or otherwise.

     16. Binding Effect. This Sublease shall be binding on the parties hereto
         --------------
only upon full execution and delivery of this Sublease by both Sublandlord and Subtenant.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

                              SUBLANDLORD:

                              THE AUSTIN COMPANY


                              By:
                                 -------------------------------------
                              Its: Executive Vice President
                                  ------------------------------------
                                   Chief Financial Officer

                              SUBTENANT:

                              AMERIQUEST TECHNOLOGIES, INC.


                              By:
                                 -------------------------------------
                              Its
                                 -------------------------------------


                              By:
                                 -------------------------------------
                              Its
                                 -------------------------------------

                        Consent of the Master Landlord
                        ------------------------------

     Master Landlord hereby consents to the foregoing Sublease, and approves and agrees to the provisions thereof to the extent applicable to Master Landlord.

                                    BROOKFIELD IMPERIAL, INC.,
                                    a California corporation

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

                                   Exhibit A

                                 Master Lease
                                 ------------

                    FIRST AMENDMENT TO OFFICE BUILDING LEASE
                    ----------------------------------------

          This FIRST AMENDMENT TO OFFICE BUILDING LEASE is entered into as of the 24th day of October, 1991, by and between THE AUSTIN COMPANY, an Ohio corporation ("Tenant"), and BROOKFIELD LAND COMPANY INC., a California corporation ("Landlord"), for the premises commonly known as Suites 200 and 300, 3 Imperial Promenade, Santa Ana, California ("Premises").

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, as the successor in interest to BCE Development Inc., and Tenant, being parties to that certain Office Building Lease dated June 27, 1989, as supplemented pursuant to that certain Notice of Lease Term Dates and Tenant's Percentage dated April 1, 1991 by and between Landlord and Tenant (collectively, the "Lease"), hereby express their mutual desire and intent to further supplement and amend certain terms and conditions of the Lease as hereinafter provided.

        1.    PREMISES. Paragraph l(i) of the Lease regarding Premises is
              --------
hereby amended as follows:

              The rentable square footage of the Premises was thought to be 54,389. The rentable square footage of the Premises is actually 54,981.

        2.    RENT. Paragraph 1(o) of the Lease regarding Annual Basic Rent
              ----
and Monthly Basic Rent is hereby amended as follows:

               The initial installments of Annual Basic Rent and Monthly Basic Rent were respectively thought to be $1,044,268.80 and $87,022.40. The Annual Basic Rent and Monthly Basic Rent respectively are actually $1,055,635.20 and $87,969.60.

        3.    TENANT'S PERCENTAGE. Paragraph l(g) of the Lease regarding
              -------------------
Tenant's Percentage is hereby amended as follows:

               Tenant's Percentage was thought to be 22.77%. Tenant's Percentage is actually 22.97%.

               The rentable square footage of the Building was thought to be 238,885. The rentable square footage of the Building is actually 239,303.

          4.    PARKING. Paragraph l(k) of the Lease regarding Parking is hereby
                -------
amended as follows:

               The appropriate number of parking spaces allocated to Tenant was thought to be 173. The correct number of parking spaces allocated to Tenant is actually 174.


          5.    OPERATING EXPENSES. Paragraph 6(b) of the Lease regarding
                ------------------
Operating Expenses is hereby amended as follows:

               Landlord's estimate of the amount of Tenant's monthly installments of Operating Expenses, based upon Tenant's Percentage, for the remainder of the 1991 calendar year, was equal to the monthly sum of $35,352.85. Landlord's new estimate of the amount of Tenant's monthly installments of Operating Expenses, based upon Tenant's Percentage as corrected herein, for the remainder of the 1991 calendar year, shall be equal to the monthly sum of $35,737.65.

          6.     INCORPORATION.
                 -------------

          Except as modified herein, all other terms and         ' conditions of
the Lease between the parties above described shall continue unmodified and in full force and effect.

          7.   RECONCILIATION.
               --------------

          Due with Tenant's next monthly installment of Annual Basic Rent shall be payment of Landlord's determination of the total amount of shortfall in Annual Basic Rent and Operating Expenses which has accrued since April 1, 1991, the Commencement Date of the Term of the Lease.

LANDLORD:                                  TENANT:

BROOKFIELD LAND COMPANY INC.,              THE AUSTIN COMPANY, an
a California corporation                   Ohio corporation


By:                                        By:
   --------------------------                 ------------------------------
   Name:                                      Name:
        ---------------------                      -------------------------
   Title:                                     Title:
        ---------------------                      -------------------------

                   SECOND AMENDMENT TO OFFICE BUILDING LEASE
                   -----------------------------------------

       This SECOND AMENDMENT TO OFFICE BUILDING LEASE ("Amendment") is made and entered into as of this 23rd day of September , 1992, by and between THE AUSTIN
                        ----        ---------
COMPANY, an Ohio corporation ("Tenant"), and BROOKFIELD IMPERIAL INC., a California corporation ("Landlord"), with respect to the facts set forth in the Recitals below:

                                   RECITALS:

       A. BCE Development Inc., a Delaware corporation ("BCE"), and Tenant previously entered into that certain Office Building Lease dated June 27, 1989 (the "Original Lease"), covering certain office premises commonly known as Suites 200 and 300, 3 Imperial Promenade, Santa Ana, California, more particularly described in the Original Lease (the "Premises"). Landlord is the successor in interest, by intermediate assignment, to BCE under the Original Lease with regard to the Premises.

        B. The Original Lease was supplemented pursuant to that certain Notice of Lease Term Dates and Tenant's Percentage dated April 1, 1991 (the "Notice"), by and between Landlord and Tenant, and was amended pursuant to that certain First Amendment to Office Building Lease entered into as of October 24, 1991 (the "First Amendment"), by and between Landlord and Tenant. The Original Lease, as supplemented and amended pursuant to the Notice and the First Amendment, are hereinafter collectively referred to as the "Lease."

          C. Landlord and Tenant desire to further amend the Lease as hereinafter provided.

                                   AGREEMENT:

          NOW, THEREFORE, Landlord and Tenant agrees as follows:

          1.    Paragraph 20(a). Paragraph 20(a) of the Original Lease is hereby
                ---------------
entirely deleted and replaced with the following:

               "(a) Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Common Area. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from the neglect, fault or omission of Tenant or of its agents, contractors, employees or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in the Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Landlord or its agents, contractors, servants or employees, or the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure."

          2.    Paraqraph 20{b). The first sentence of Paragraph 20(b) of the
                ---------------
Original Lease is hereby entirely deleted and replaced with the following:

          "Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person or to its or their property in the Premises, except to the extent (but subject to the limitations contained in Paragraph 48 hereof) such injury, damage or loss is caused by or results from the negligence or willful misconduct of Landlord or its agents, contractors, servants or employees in the operation or maintenance of the Building or the Site."

    3. Paragraph 20(c). Paragraph 20(c) of the Original Lease is hereby entirely
       ----------------
deleted and replaced with the following:

        "(c) Notwithstanding any provision of this Lease to the contrary, Tenant shall not be required to defend, save harmless and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property resulting from Landlord's negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees in connection with Landlord's activities on or about the Premises, and Landlord hereby indemnifies and agrees to hold Tenant harmless (but subject to the limitations contained in Paragraph 48 hereof) from and against Landlord's negligence or willful misconduct or that of its agents, contractors, servants or employees in connection with Landlord's activities or failure to act on or about the Premises and Landlord shall defend the same at Landlord's expense."

    4. Paragraph 25(a)(ii). The first sentence of Paragraph 25(a)(ii) of the
       --------------------
Original Lease is hereby entirely deleted and replaced with the following:

    "The failure by Tenant to observe or perform any of the express covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant."

    5. Paragraph 48(a). Paragraph 48(a) of the Original Lease is hereby entirely
       ----------------
deleted and replaced with the following:

        "(a) The sole and exclusive remedies shall be against Landlord's interests in (i) any applicable insurance proceeds, and (ii) the Building; provided, however, with regard to the remedy against Landlord's interest in the Building, if Landlord's equity in the Building is less than Ten Million Dollars ($10,000,000), then Tenant's remedy against the Building shall be limited to Landlord's equity in the Building first, then against any assets of Landlord, up to a maximum of Ten Million
    ($10,000,000)."

    6. No Other Modifications. Except as modified in this Amendment, the Lease
       -----------------------
remains unmodified and in full force and effect. To the extent of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail and control.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

  "Landlord"                           BROOKFIELD IMPERIAL INC., A
                                       California corporation

By: /s/ John M. Gillespie              By: /s/ H. Gordon MacKenzie
   -----------------------                 -------------------------
   Name: John M. Gillespie                 Name: H. Gordon MacKenzie
         -----------------                       -------------------
   Title: Vice President                   Title: President
          ----------------                        -------------------

  "Tenant"                             THE AUSTIN COMPANY, an Ohio
                                       corporation

                                       By: /s/ James R. Anderson
                                           --------------------------
                                           Name: James R. Anderson
                                                 ---------------------
                                           Title: VP & CFO - Secretary
                                                  & Treasurer

                                MACARTHUR PLACE

                             OFFICE BUILDING LEASE

                                    BETWEEN

                             BCE DEVELOPMENT INC.

                                 ("LANDLORD")

                                      AND

                              THE AUSTIN COMPANY

                                  ("TENANT")

                             OFFICE BUILDING LEASE



                               TABLE OF CONTENTS
                               -----------------

                                                         Paqe
                                                         ----


1.  TERMS AND DEFINITIONS ............................      1
2.  PREMISES AND COMMON AREAS LEASED .................      3
3.  TERM..............................................      5
4.  POSSESSION .......................................      7
5.  ANNUAL BASIC RENT ................................      8
6.  RENT ADJUSTMENT ..................................     10
7.  SECURITY DEPOSIT .................................     13
8.  USE...............................................     14
9.  NOTICES ..........................................     16
10. BROKERS ..........................................     16
11. HOLDING OVER .....................................     16
12. TAXES ON TENANT'S PROPERTY .......................     17
13. CONDITION OF PREMISES ............................     17
14. ALTERATIONS ......................................     18
15. REPAIRS ..........................................     19
16. LIENS ............................................     22
17. ENTRY BY LANDLORD ................................     22
18. UTILITIES AND SERVICES ...........................     23
19. BANKRUPTCY .......................................     24
20. INDEMNIFICATION AND EXCULPATION OF LANDLORD ......     24
21. DAMAGE TO TENANT'S PROPERTY ......................     26
22. TENANT'S INSURANCE ...............................     26
23. DAMAGE OR DESTRUCTION ............................     29
24. EMINENT DOMAIN ...................................     33
25. DEFAULTS AND REMEDIES ............................     34
26. ASSIGNMENT AND SUBLETTING ........................     37
27. SUBORDINATION ....................................     39
28. ESTOPPEL CERTIFICATE .............................     4O
29. ARBITRATION ......................................     41
30. RULES AND REGULATIONS ............................     42
31. CONFLICT OF LAWS .................................     43
32. SUCCESSORS AND ASSIGNS ...........................     43
33. SURRENDER OF PREMISES ............................     43
34. PROFESSIONAL FEES ................................     43
35. PERFORMANCE BY TENANT ............................     43
36. MORTGAGEE PROTECTION .............................     44
37. DEFINITION OF LANDLORD ...........................     44
38. WAIVER ...........................................     45
39. IDENTIFICATION OF TENANT .........................     45
40. PARKING ..........................................     45
41. FORCE MAJEURE ....................................     47
42. TERMS AND HEADINGS ...............................     47

                                                          Page
                                                          ----
43. EXAMINATION OF LEASE .............................     47
44. TIME .............................................     47
45. PRIOR AGREEMENT; AMENDMENTS ......................     48
46. SEPARABILITY......................................     48
47. RECORDING ........................................     48
48. LIMITATION ON LIABILITY ..........................     48
49. TRAFFIC IMPACT ......................... .........     49
50. AIR TRAFFIC ......................................     49
51. MODIFICATION FOR LENDER ..........................     49
52. FINANCIAL STATEMENTS .............................     49
53. QUIET ENJOYMENT ..................................     49
54. TENANT AS CORPORATION OR PARTNERSHIP .............     50
55. SIGNAGE ..........................................     50
56. MOVING COSTS .....................................     51
57. RIGHT OF FIRST NEGOTIATION TO PURCHASE ...........     51

SIGNATURE PAGE .......................................     52

EXHIBITS:

A-I  Outline of Floor Plan of Premises
A-II Site Plan
B    Work Letter Agreement
C    Notice of Lease Term Dates and Tenant's Percentage
D    Standards for Utilities and Services
E    Sample Form of Tenant Estoppel Certificate
F    Rules and Regulations
G    Parking Rules and Regulations
H    Procedure for Determination of Square Footage

                                MACARTHUR PLACE
                             OFFICE BUILDING LEASE
                             ---------------------

       THIS OFFICE BUILDING LEASE ("Lease") is made as of the 27th day of June, 1989, by and between BCE DEVELOPMENT INC., a Delaware corporation ("Landlord"), and THE AUSTIN COMPANY, an Ohio corporation ("Tenant").

          1.    TERMS AND DEFINITIONS. For the purposes of this Lease, the
                -----------------------
following terms shall have the following definitions and meanings:

          (a)  Landlord: BCE Development Inc.

          (b)  Landlord's address:

               1 Park Plaza, Suite 1000
               Irvine, California 92714

          (c)  Tenant: The Austin Company

          (d) Building address: [To be supplied at a later date as provided in Paragraph 3(a) below]

          (e) Suite number(s): [To be supplied at a later date as provided in Paragraph 3(a) below]

          (f)  Floors upon which the Premises are located: 2 and 3.

          (g) Premises: Those certain premises defined in Subparagraph 2(a) below.

          (h) Site: The parcel of real property defined in Subparagraph 2(a) below.

          (i) Minimum rentable square feet within Premises: Fifty Thousand (50,000) square feet, provided that such amount shall be adjusted by Landlord's architect upon completion of the working plans and specifications for the build out of the Premises pursuant to the Work Letter Agreement, and the exact amount of rentable square feet within the Premises shall be determined by Landlord's architect upon completion of the improvements pursuant to the Work Letter Agreement. Tenant shall be entitled to designate the exact configuration of the Premises, subject to Landlord's reasonable approval. Tenant shall have the right to designate such configuration not later than the date by which Tenant submits to Landlord preliminary plans for the layout of the Premises pursuant to the Work Letter Agreement, and Landlord shall have a period of ten (10) business days within which to approve or reasonably disapprove the proposed configurations submitted by Tenant. Landlord shall be deemed reasonable in disapproving any proposed configuration unless any space not included within the Premises as configured by Tenant is contiguous in nature and reasonably susceptible to leasing by Landlord at reasonable rental rates. The calculations regarding the rentable square footage of the Premises shall be made in accordance with the method of measuring rentable office space specified in the American National Standard Institute Publication ANSI 265.101980 (the "BOMA Standard"). In the event Tenant objects to Landlord's determination of rentable area as described above, the procedures set forth in Exhibit "H" attached hereto and incorporated herein shall apply.

          (j)  Term: Fifteen Lease Years.

          (k) Parking: 160 vehicle parking spaces for the first 50,000 square feet of rentable area. In the event the Premises are determined (in accordance with Paragraph l(i)) to be larger than 50,000 rentable square feet, Tenant shall be entitled to one (1) additional parking space for each additional 333 gross square feet.

          (l) Tenant Improvement Allowance: $20.00 per square foot of rentable area.

          (m) Tenant Improvements: All work performed by Tenant to prepare the Premises for occupancy pursuant to the Work Letter Agreement described in Subparagraph 2(a) below.

          (n) Commencement Date: The date on which the term of this Lease shall commence as determined in accordance with Paragraph 7 of the Work Letter Agreement.

          (o) Initial Annual Basic Rent: $19.20 per rentable square foot; Monthly Basic Rent: $1.60 per rentable square foot.

          (p) Annual Estimated Operating Expense Charge: $7.00 per rentable square foot. This is an estimate only. Tenant's Percentage (as defined below) of Operating Expenses shall be charged to Tenant in accordance with Paragraph 6(b) below. The aggregate amount of rentable square feet of the Premises shall be determined in accordance with Subparagraph 1(i).

          (q) Tenant's Percentage: 20.84%, which shall be adjusted upon the determination of the exact number of rentable square feet within the Premises to equal a fraction whose numerator is the number of rentable square feet within the Premises determined in accordance with Subparagraph l(i) above and whose denominator is the approximate number of rentable square feet within the Building as determined by Landlord's architect in accordance with the BOMA Standard.

          (r)  Broker: Coldwell Banker.

          (s)  Tenant's Construction Representative:
                                                    --------------------------

- ----------------------------------------------------------------------.

          (t) Landlord's Construction Representative: Dave Forrest, Vice President of Construction.

          (u)  Use: Any lawful use.

          (v) Exhibits: A-I through H, inclusive, which Exhibits are attached to this Lease and are incorporated herein by this reference.

     2.   PREMISES AND COMMON AREAS LEASED.
          ---------------------------------

          (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises contained within the suite(s) designated in Subparagraph l(e), outlined on the Floor Plan attached hereto and marked Exhibit "A-I" and
                                                            -------------
incorporated herein by this reference, in that certain building located at the address designated in Subparagraph l(d) above which, together with its related parking facilities (collectively, the "Building"), is located on the Site outlined on the Site Plan attached hereto as Exhibit "A-II" and incorporated
                                             ---------------
herein by this reference, and to be improved by Tenant with the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached hereto and marked Exhibit "B" and which is incorporated herein by this
                  ------------
reference, said Premises being agreed, for the purposes of this Lease, to have an area consisting of approximately the number of Rentable Square Feet designated in Subparagraph l(i) (the actual number of which shall be determined as described therein) and being situated on the floors designated in Subparagraph l(f) above. The Premises shall have a balcony overlooking the water garden and the floors constituting the Premises may be connected by an interior staircase, at Tenant's election, and the cost of such interior staircase may be a part of and payable from the Tenant Improvement Allowance as set forth in the Work Letter Agreement.

            The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

            (b) Subject to Subparagraph (c) below, Tenant shall have the nonexclusive right to use in common with other tenants in the Building and the Site and subject to the Rules and Regulations referred to in Paragraph 30 below and all covenants, conditions and restrictions affecting the Site, the following areas ("Common Areas") appurtenant to the Premises:

                 (i) The Building's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

                 (ii) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Building.

            (c) Landlord reserves the right from time to time without unreasonable interference with Tenant's use:

                 (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

                (ii) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

               (iii) To temporarily close or designate for other uses any of the Common Areas so long as reasonable access to the Premises remains available;

                (iv) To designate other land outside the boundaries of the Building or the Site to be a part of the Common Areas;

                 (v) To add additional buildings and improvements to the Common Areas and/or the Site;

                (vi) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Site, or any portion thereof;

               (vii) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building, or the Site as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

       3.     TERM.
              -----

            (a) Original Term. The Term of this Lease shall be for the period
                --------------
  designated in Subparagraph 1, commencing on the Commencement Date, and ending on the last day of the month in which the expiration of such period occurs, unless the Term hereby demised shall be sooner terminated as hereinafter provided. The Commencement Date, the date upon which the Term of this Lease shall end, the rentable square feet within the Premises and Tenant's Percentage shall be determined in accordance with the provisions of Paragraph 1, the Building address and suite numbers will be determined when available, and all of such matters will be specified in Landlord's Notice of Lease Term Dates and Tenant's Percentage ("Notice"), in the form of Exhibit "C" which is
                                                           -----------
  attached hereto and is incorporated herein by this reference, and shall be served upon Tenant as provided in Paragraph 9, after Landlord delivers or tenders possession of the Premises to Tenant. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, served upon Landlord as provided for in Paragraph 9 hereof, within ten (10) business days of Tenant's receipt of the Notice.

            (b)  Options to Extend.
                 -----------------

                    (i)    Grant of Options. So long as Tenant is not then in
                           ------------------
          material default hereunder, Tenant shall have an option to extend the Term of this Lease for an additional period of five (5) years and, if such option is exercised, for a second consecutive additional period of five (5) years. The options hereby granted must be exercised by Tenant by delivery to Landlord of written notice to that effect at least nine (9) months, but not more than twenty-four (24) months, prior to the end of the initial Term or preceding option term of this Lease, as the case may be. The failure of Tenant to exercise its first extension option shall thereby terminate the second extension option.

                  (ii) Option Term Rental. If Tenant shall exercise its option to extend the Term of this Lease for either of the two additional five
          (5) year periods in accordance with subparagraph (a) above, then as of the beginning of each of such five (5) year periods, the Annual Basic Rent shall be adjusted to an amount equal to the then fair market rental for such space. Reference herein to "fair market rental" shall mean the rental payable in the Cities of Santa Ana, Newport Beach, Irvine and Costa Mesa, California, for comparable space in the then existing condition of the Premises and improved with such tenant improvements as are then existing in the Premises. Upon the later to occur of thirty (30) days from the date that Tenant exercises an option to extend the Term and eight (8) months prior to the commencement of any extended Term, Landlord and Tenant shall attempt, for a period of twenty (20) days, to negotiate in good faith the "fair market rental" for the Premises for the applicable option period. In the event Landlord and Tenant shall be unable, despite their good faith efforts, to agree upon the fair market rental for the Premises within such 20-day period, the decision as to the fair market rental shall be determined as follows:

            Landlord and Tenant shall, within fifteen (15) days after the above-described twenty (20) day period, each select an independent MAI appraiser experienced in appraising property similar to the Building to determine the fair market rental rate in accordance with the standards set forth above. The two appraisers initially appointed shall select a third independent MAI appraiser within five (5) calendar days after notice from either Landlord or Tenant. Such third appraiser shall conduct an independent appraisal to determine such fair market rental rate. The three (3) appraisals so determined shall be examined and those two (2) appraisals which are closest in amounts shall be mathematically averaged and that average shall be used to establish the rental to be determined pursuant to this section. Landlord and Tenant shall each pay the cost of their respectively selected appraisers and Landlord and Tenant shall share the cost of the third appraiser equally. Pending resolution of the fair market rental rate, Tenant shall pay the Annual Basic Rent in effect at the expiration of the term. Any appropriate adjustments shall be made by Landlord and Tenant within ten (10) days after final determination of the new Annual Basic Rent. Time is strictly of the essence with respect to the time periods set forth in this paragraph.

               (c) Riqht of First Refusal to Lease Contiguous Space. So long as
                   ------------------------------------------------
     Tenant is not then in material default under this Lease, and for the Term of this Lease, Landlord hereby agrees not to lease any portion of any space unoccupied and available on the balance of the second (2nd) or third (3rd) floor, and on the fourth floor of the Building (the "Contiguous Space"), unless and until Landlord shall, by written notice (the "Offer Notice"), have offered to lease the Contiguous Space to Tenant upon the same terms and conditions as specified in the Offer Notice, setting forth each and every term and condition of any prospective lease which Landlord is willing to accept. This right of first refusal shall be a continuing right of first refusal. Tenant shall accept in writing the terms and conditions set forth in the Offer Notice, if at all, within ten (10) days of Landlord's delivery of the Offer Notice to Tenant. Tenant's failure to deliver its acceptance within such ten (10) day period shall conclusively be deemed to be a rejection by Tenant of the offer set forth in the Offer Notice. If Tenant fails to accept any term set forth in the Offer Notice, Landlord shall be entitled to enter into the lease upon terms and conditions set forth in the Offer Notice, or upon such terms which are not less favorable to Landlord. Tenant's failure to accept the terms set forth in the Offer Notice shall not constitute a waiver of any future right on the part of Tenant with respect to any other prospective lease which Landlord is willing to make or accept.

          4. POSSESSION. Tenant agrees that, if Tenant is unable to complete the
             ----------
Tenant Improvements and occupy the Premises on or prior to the date set forth in the Work Schedule described in the Work Letter Agreement, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Commencement Date and the expiration date of the above Term shall be extended as set forth in the Work Letter Agreement, except as otherwise provided in the Work Letter Agreement. If, however, Tenant is able to complete the Tenant Improvements and occupy the Premises, then the Commencement Date and the expiration date of the Term shall be accelerated as set forth in the Work Letter Agreement. Notwithstanding anything set forth herein to the contrary, in the event that Landlord delays in the delivery to Tenant of possession of the Premises, thereby preventing Tenant from completing the Tenant Improvements prior to January 1, 1991, Tenant shall be entitled to recover from Landlord, as Tenant's sole and exclusive remedy as a result of such delay (without, however, prejudicing Tenant's rights under the Construction Contract), one-half (1/2) of any "holdover rent" payable by Tenant to the then landlord of the building currently occupied by Tenant or to another landlord if Tenant is required to temporarily relocate. Notwithstanding the foregoing, in the event the delay in delivering to Tenant possession of the Premises is due solely to Landlord's voluntary election to suspend construction, Tenant shall be entitled to recover from Landlord one hundred percent (100%) of any "holdover rent" for a period equal to the period attributable to such voluntary suspension. Landlord and Tenant hereby agree to cooperate to negotiate with Tenant's current landlord an extension to Tenant's lease upon the most favorable terms available to Tenant. For purposes of this Lease, "holdover rent" shall mean and refer to rent payable by Tenant to the then landlord of the Building currently occupied by Tenant or to another landlord if Tenant is required to temporarily relocate in excess of the rent payable by Tenant as of December 31, 1990.

          5.   ANNUAL BASIC RENT.
               -----------------

               (a) Annual Basic Rent shall be free for the first fourteen (14) months of the Lease Term. Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(0) (subject to adjustment as hereinafter provided) in twelve (12) equal monthly installments, each in advance on the first day of each calendar month during the Term, commencing in the fifteenth (15th) month of the Term, except that the fifteenth (15th) month's rent shall be paid upon the Commencement Date. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period shall be prorated in the proportion that the number of days this

     Lease is in effect during such period bears to thirty (30). In addition to the Annual Basic Rent, Tenant agrees to pay as additional rent the amount of rent adjustments and other charges required by this Lease. All rent shall be paid to Landlord, without prior demand and without any deduction or offset (except as provided herein), in lawful money of the United States of America, at the address of Landlord designated in Subparagraph l(b) hereof or to such other person or at such other place as Landlord may from time to time designate in writing.

            (b) The rental payable by Tenant shall be increased in accordance with and by the amounts set forth in the following schedule:

                 (i) Commencing on the fifth (5th) anniversary of the Commencement Date, the Annual Basic Rent shall be increased to $23.40 per rentable square foot per year (i.e. Monthly Basic Rent of $1.95 per rentable square foot per month).

                 (ii) Commencing on the tenth (10th) anniversary of the Commencement Date, the Annual Basic Rent shall be increased to $24.00 per rentable square foot per year (i.e. Monthly Basic Rent of $2.00 per rentable square foot per month).

            (c) Late Charqes. In the event Tenant fails to pay any installment
                ------------
  of rent within ten (10) days following the date due or in the event Tenant fails to make any other payment for which Tenant is obligated under this Lease within ten (10) days following the date due, such late amount shall accrue interest commencing thirty (30) days thereafter and Tenant shall pay Landlord as additional rent such interest on such amount at the lesser of the then prevailing prime rate as announced from time to time by Bank of America plus one (1) percentage point or the maximum rate permitted by law from the date such amount became due until such amount is paid, and Tenant shall pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to three percent (3%) of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment. The parties agree that such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant. Acceptance of any such interest and late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

          6.   RENT ADJUSTMENT.
               ---------------

          (a) For the purposes of this Subparagraph 6(a), the following terms are defined as follows:

          Tenant's Percentage: Tenant's Percentage shall mean that portion of
          -------------------
the total rentable area of the Building occupied by Tenant as set forth as a percentage in Subparagraph l(q) above.

          Annual Estimated Operating Expense Charge: Annual Estimated Operating
          -----------------------------------------
Expense Charge shall mean Tenant's Percentage of the Operating Expenses, which Landlord has estimated to be the amount set forth in Subparagraph l(p) above.

          Operatinq Expenses: Operating Expenses shall consist of all direct
          ------------------
costs of operation and maintenance of the Building and the Common Areas, including any expansions to the Common Areas by Landlord ("Operating Expenses"), as determined by standard accounting practices, calculated (as to expenses that vary with occupancy) assuming the Building is fully occupied, including the following costs by way of illustration, but not limitation: any and all assessments Landlord must pay for the Building pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Site; real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; accounting, legal and other consulting fees; the net cost and expense of any rental insurance covering the Building for any period reasonably necessary for Landlord to restore the Building in the event of a casualty, and such additional insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building; utilities; janitorial services; security; labor; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises; the reasonable cost (amortized over its useful life as Landlord shall reasonably determine) of any capital improvements made to the Building in order to reduce Operating Expenses; costs incurred in the management of the Building, if any (including supplies, on site management office rent, wages and salaries of employees used in the management, operation and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto), and a management fee of the Building (commensurate with management fees being charged in connection with the management of other first-class office buildings in the general vicinity of the Building, but in no event greater than fifteen percent (15%) of the annual Operating Expenses, excluding from the calculation of such Operating Expenses such fee (and any management fee paid to any third party, including any affiliate of Landlord, shall be deducted from such management fee and shall not be added as an item of Operating Expenses for purposes of this Paragraph); air conditioning; waste disposal; heating; ventilating; elevator repair and maintenance; supplies; materials; equipment; tools; repair and maintenance of the non-structural portions of the Building, but including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rent of personal property used in maintenance, and all other upkeep of the Building, the Common Areas and the Development; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the entire Building, including Common Areas; reasonable audit or verification fees; and the costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. Operating Expenses shall not include depreciation on the Building, or equipment therein, Landlord's executive salaries or real estate brokers' commissions.

          Operating Expenses shall not include Landlord's general and administrative overhead costs, costs of enforcement of leases, debt service of debts secured by the Building or the Site or a portion thereof, penalties for late payment of taxes, items that would be characterized as capital expenses under generally accepted accounting principles (except as otherwise herein provided), costs of correcting construction defects and any costs for which Landlord is reimbursed by a tenant, insurance proceeds or the like. Further, any services provided by affiliates of Landlord must be at competitive market rates.

          As used herein, the term "real property taxes" shall include any form of assessment, license fee, license tax, business license fee, commercial rent tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

            (i) any tax on Landlord's "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

            (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

            (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

          Notwithstanding any provision of this Subparagraph 6(a) expressed or implied to the contrary, "real property taxes" shall not include Landlord's federal, state or local income, franchise, inheritance or estate taxes. Landlord hereby further agrees that in the event Landlord enters into a lease provision reducing or eliminating as an item of "real property taxes" any increase to real property taxes attributable to a change of ownership with respect to any tenant in the Building occupying space equal to or greater than 15,000 rentable square feet, Landlord shall make such provision available to Tenant and such provision shall become part of this Lease.

          (b) Tenant shall pay to Landlord as additional rent Tenant's Percentage of the Operating Expenses paid or incurred by Landlord for any calendar year. For each calendar year during the Term of the Lease, or portion thereof, Tenant shall pay its percentage of Landlord's estimate of the Operating Expenses for that year, which estimate may be changed from time to time by Landlord. This estimated amount shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the estimate for the first calendar year of the Lease Term, an amount equal to one monthly installment multiplied by the number of months from the Commencement Date to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's estimate is rendered. If, in any calendar year, Tenant's Percentage of actual Operating Expenses is less than the estimate for that year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis shall be credited towards the next monthly rent falling due and the estimated monthly installments of Tenant's Percentage of Operating Expenses shall be adjusted to reflect such lower Operating Expenses for the most recent calendar year. Similarly, if Tenant's percentage of the actual Operating Expenses for any calendar year is greater than the estimated payments made by Tenant for such year, Tenant shall pay the amount of such difference to Landlord on the regular monthly rent payment date next following Tenant's receipt of Landlord's statement of actual Operating Expenses.

          (c) Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

                7.    SECURITY DEPOSIT. [Intentionally Deleted]
                      ------------------

                8. USE. Tenant shall use the Premises for the uses set forth in
                   ---
Subparagraph l(u) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right te such use in the Building. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Development, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Common Areas or the Site. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load. Tenant covenants by and for itself and its successors and assigns, and all entities claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions:

          That there shall be no discrimination against or segregation of any person or group of persons on account of sex, race, color, religion, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use or enjoyment of the Premises herein leased nor shall Tenant itself, or any entity claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises herein leased.

Notwithstanding the foregoing, it is hereby agreed that a violation of the above-described covenant shall not entitle Landlord to terminate this Lease, but rather to enjoin any act or practice prohibited by the above-described provisions, or to seek any other remedy available at law as a result of such violation. Further, the foregoing is not intended to create any third party beneficiary rights. Tenant and its employees shall comply with any Transportation Demand Management ("TDM') Program which has been or may hereafter be adopted in connection with the development of the project of which the Site is a part ("MacArthur Place"). Tenant acknowledges that such TDM Program constitutes a mandatory traffic mitigation measure which has been made a part of the zoning approval for MacArthur Place and accordingly may cause Tenant some degree of inconvenience. Therefore, Tenant hereby expressly agrees to cooperate in the formation of, and comply in full with the provisions of, the TDM Program. Additionally, Tenant shall (A) participate in any employee commute transportation surveys reasonably required by Landlord, (B) participate in and financially support any transportation management association created for MacArthur Place, (C) provide or ensure access to commuter information and other information relating to adherence to any governmental regulations, orders or the like bearing upon transportation to or from MacArthur Place, and (D) adhere to any reasonable measures that Landlord may enact in order to comply with the TDM Program and the provisions of any private covenants, conditions and restrictions relating thereto which are now, or may hereafter become, of record with respect to MacArthur Place. Notwithstanding the foregoing, Landlord hereby agrees to make available for Tenant's review any and all written information proposed or submitted by Landlord in connection with the TDM Program. It is hereby further agreed that, notwithstanding the foregoing, any measure proposed by Landlord in order to comply with the TDM Program shall be reasonably necessary for purposes of ensuring Landlord's compliance with any applicable land use entitlements granted by the City of Santa Ana or any of its related departments or agencies, and further, that any such measure shall not unreasonably interfere with Tenant's business and work schedules. Tenant shall further have the right to participate in the formulation of any plan involving Tenant in connection with the TDM Program.

          9.    NOTICES. Any notice required or permitted to be given hereunder
                -------
must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Building, or to Landlord at each of the addresses designated in Subparagraph l(b). Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

          10. BROKERS. Tenant warrants that it has had no dealings with any real
              -------
estate broker or agent in connection with the negotiation of this Lease, except for those certain brokers whose names are set forth in Subparagraph l(s) whose commission shall be payable by Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If either party has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, such party shall be solely responsible for the payment of any fee due said person or firm and such party shall hold the other party free and harmless against any liability in respect thereto, including attorneys' fees and costs.

          11. H0LDING OVER. If Tenant holds over after the expiration or
              ------------
earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rent rate equal to one hundred ten percent (110%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraphs 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from any actual out-of-pocket loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys' fees and costs.

          12.  TAXES ON TENANT'S PROPERTY.
               --------------------------

          (a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

          (b) If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "Building Standard" for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 12(a) above. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used. The foregoing provision shall be consistently applied to all tenants of the Building.

          13. CONDITION OF PREMISES. Tenant acknowledges that neither Landlord
              ---------------------
nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Parking Facilities or any other portion of the Development or with respect to the suitability of same for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Building was in satisfactory condition (for Tenant's purposes) at such time. Without limiting the foregoing, Tenant's execution of the Notice attached hereto as Exhibit "C" shall constitute a
                                           ------------
specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Building, the Parking Facilities, the Common Areas and other portions of the Development such as certain construction obstacles including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to recently constructed office buildings.

          14.  ALTERATIONS.
               -----------

               (a) Except as set forth in the Work Letter Agreement, Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord. Tenant shall submit to Landlord plans and specifications for any proposed alterations, additions or improvements to the Premises, and may not make such alterations, additions or improvements until Landlord has approved of such plans and specifications. Tenant shall reimburse Landlord, upon Landlord's demand therefor, for the reasonable costs and expenses incurred by Landlord in reviewing such plans and specifications. Tenant shall construct such alterations, additions or improvements in accordance with the plans and specifications approved by Landlord, and shall not amend or modify such plans and specifications without Landlord's prior written consent. If the proposed change requires the consent or approval of any lessor of a superior lease, or the holder of a mortgage encumbering the Premises, such consent or approval must be secured prior to the construction of such alteration, addition or improvement. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by

     Tenant, by bond or otherwise, within (10) ten days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all reasonable costs arising from such removal.

              (b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects, for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

          15. REPAIRS.
              -------

              (a) By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all non-Building standard plumbing, pipes, electrical wiring, switches, furnishings and special items and equipment installed by or at the expense of Tenant. Tenant shall, upon the expiration or sooner termination of the Term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building or the Common Areas except as specifically herein set forth.

              (b) Anything contained in Paragraph 15(a) above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building and the Building standard plumbing, heating, ventilating, air conditioning, elevator and electrical systems, and Tenant shall be solely responsible for the repair and maintenance of any of such items if they are above Building standard. If any maintenance and repairs which would otherwise be the responsibility of Landlord hereunder are necessitated in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform such maintenance unless such failure shall persist for an unreasonabale time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Notwithstanding any provision set forth in this Lease to the contrary, if Tenant provides written notice to Landlord of an event or circumstance which, in Tenant's reasonable judgment, requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such written notice, or if Landlord responds to such request by providing Landlord's written consent to the taking of such action by Tenant, then Tenant may proceed to take the required action upon delivery of an additional written notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord for Tenant's documented, actual and reasonable costs and expenses in taking such action (unless, pursuant to the Lease, Tenant is solely responsible for the cost of such repair). Landlord may prohibit Tenant from taking such action by providing written notice to Tenant stating that, in Landlord's reasonable judgment, Tenant is not entitled to take such action and Landlord is not required to take such action, or otherwise stating the reasons why Landlord believes that such action might be detrimental to the best interests of the tenants of and/or the Building, in which event Tenant's sole remedy shall be to proceed pursuant to the arbitration procedures set forth in Paragraph 29 hereof. In the event that Tenant is permitted to take such action as aforesaid and if Tenant takes such action, and such work could adversely affect the Building's mechanical, electrical, life safety, heating, ventilating, air conditioning and/or elevator systems, Tenant shall use only those contractors used by Landlord in the Building for work on such systems. If such contractors are unwilling or unable to perform such work, Tenant may retain the services of qualified, reputable and licensed contractors, subject to Landlord's approval of such contractors (which approval shall not be unreasonably withheld or delayed), familiar with first-class and class-A, institutional-quality, high-rise buildings who possess a reputation for excellence and reliability at least equal to the contractor(s) designated by Landlord. Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant for its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Tenant's Percentage of Operating Expenses payable by Tenant under the Lease the amount set forth in such invoice. If, however, Landlord delivers to Tenant written notice within thirty (30) days after receipt of Tenant's invoice, disputing such costs or setting forth, in reasonable particularity, Landlord's reasons for its claim that such action was not required of Landlord pursuant to the terms of the Lease, then Tenant shall not be entitled to such deduction, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord (unless Landlord pays under protest and proceeds to dispute such payment) or, if elected by either Landlord or Tenant, the matter shall proceed to resolution in accordance with Paragraph 29 hereof. Except as expressly provided in Paragraph 23 hereof, or unless arising from Landlord's negligence, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

          (c) As between Landlord and Tenant, Landlord is recognized as the owner of telephone cable and related wiring (but not the telephone switch board which shall remain Tenant's property) serving the Premises and situated in the Common Areas of the Building (the "Telephone Cable"). Tenant shall be responsible for the maintenance of all Telephone Cable. Tenant access to the Common Areas for the purposes of installing and maintaining the Telephone Cable is conditioned upon Landlord's approval of Tenant's telephone service contract and appropriate insurance policies being obtained by the entity installing the Telephone Cable. Landlord shall not be responsible and shall have no liability for interruption in or failures of telephone service. Tenant shall abide by all reasonable, written and non-discriminatory rules and regulations hereafter promulgated by Landlord regarding access to the Telephone Cable. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, costs and expenses, including, without limitation, actual attorneys' fees, incurred by Landlord and related to Tenant's access to or work upon the Telephone Cable.

          16. LIENS. Tenant shall not permit to be filed against the Building
              ------
nor against Tenant's leasehold interest in the Premises, any mechanics', materialmens' or other liens. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any reasonable (as determined by Landlord in its sole but reasonable judgment) means, including a release bond. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

          17. ENTRY BY LANDLORD. Subject to prior notice, oral or written,
              -------------------
Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants (during the last nine (9) months of the term, as it may from time to time be extended), to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as reasonably practicable. Except for claims arising from Landlord's negligence, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

          18. UTILITIES AND SERVICES. Landlord agrees to furnish or cause to be
              ----------------------
furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit "D", subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to furnish any of the foregoing items when such failure is not the result of Landlord's negligence and is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or by (v) any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure, unless Tenant is unable to conduct its business in the Premises for three (3) consecutive business days. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Landlord's sole expense, and Tenant thereafter shall pay all charges of the utility providing service and Landlord shall make an appropriate adjustment to Tenant's Operating Expenses calculation to account for the fact Tenant is directly paying such metered charges.

          19. BANKRUPTCY. If Tenant shall file a petition in bankruptcy under
              ------------
any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within one hundred twenty (120) days from the date thereof, or if a receiver or trustee of Tenant's property shall be appointed and the order appointing such receiver or trustee shall not be set aside or vacated within one hundred twenty (120) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 25(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 19.

          20. INDEMNIFICATION AND EXCULPATION OF LANDLORD.
              --------------------------------------------

               (a) Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Common Area. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents, contractors, employees or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Landlord or the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure. Tenant hereby waives all its claims in respect thereof against Landlord.

            (b) Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, except to the e~tent such injury, damage or loss is caused by or results from the negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Building or the Site. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable for any such damage caused by other lessees or persons in or about the Building or the Site, or caused by quasi-public work.

            (c) Notwithstanding any provision of this Lease to the contrary, Tenant shall not be required to defend, save harmless and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property resulting from Landlord's negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees in connection with Landlord's activities on or about the Premises, and Landlord hereby indemnifies and agrees to hold Tenant harmless from and against Landlord's negligence or willful misconduct or that of its agents, contractors, servants, employees or licensees in connection with Landlord's activities on or about the Premises.

               (d) The exclusion from either Landlord's or Tenant's indemnity and the agreement by Landlord and Tenant to so indemnify and hold the other harmless in accordance with the terms of this Lease are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of this Lease to the extent that the indemnified party has suffered property damage and/or interruption of its business and such policies cover (or, if such policies would have been carried as required, would have covered) the property so damaged and/or the interruption of such business by the negligent acts or omissions or willful misconduct of the indemnifying party or those of its agents; provided, however, that the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage following the primary liability of such carriers or of such implied carriers. All insurance of either party shall be at a commercially reasonable level. Regardless of whether insurance is carried by either party in excess of a commercially reasonable level, neither party shall be entitled to the benefits, including waiver of subrogation benefits, of the excess coverage of the other, over the coverage required by this Lease or, if no such limits are set forth, then over the coverage which would be commercially reasonable for the respective parties to carry solely with respect to the Building and the Premises.

          21. DAMAGE TO TENANT'S PRQPERTY. Except as caused by or resulting from
              ---------------------------
Landlord's negligence or willful misconduct, and subject to the provisions of Paragraph 20, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from any latent defect in the Premises or in the Building or from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.

          22. TENANT'S INSURANCE.
              ------------------

               (a) Tenant shall, during the Term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

                 (i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property, in an amount not less than the full replacement cost thereof.

                 (ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $3,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from time to time in accordance with prevailing standards for Class A buildings in the Santa Ana, Newport Beach, Irvine and Costa Mesa areas. The policy shall insure the hazards of the Premises and Tenant's operations thereon, independent contractors, contractual liability (covering the indemnity contained in Paragraph 20 hereof) and shall (1) name Landlord as an additional insured, (2) contain a cross liability provision and (3) contain a provision that the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.

                  (iii) Workers' Compensation and Employer's Liability insurance (as required by state law).

               (b) All policies shall be consistent with the requirements set forth herein and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "VII" or better, as set forth in the most current issue of Best's Insurance Guide. Within ten (10) days after the execution of this Lease, and prior to occupancy of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancellable or reducible in coverage below that which is required hereunder except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 22, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

               (c) During the Term of this Lease, Landlord shall insure the Building (to the extent Landlord is the owner thereof) (excluding any property which Tenant is obligated to insure under Subparagraphs 22(a) and
     (b) hereof) against damage with All-Risk insurance to the extent of one hundred percent (100%) replacement value and public liability insurance with the coverage hereinafter set forth. The policy of liability insurance, shall provide for coverage in the amount of Three Million Dollars ($3,000,000) Combined Single Limit for injury to or death of one or more persons in an occurrence, with such liability amount to be adjusted from time to time in accordance with prevailing standards for Class A buildings in the Santa Ana-Newport Beach-Irvine-Costa Mesa areas and shall name Tenant as an additional insured. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein; Tenant acknowledges it has no right to receive any proceeds payable to Landlord from any insurance policies carried by Landlord, except as set forth in Paragraph 48 hereof.

               (d) Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Parking Facilities, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.

     Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

            (e) If any of Landlord's insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Landlord may, at its option, declare a default, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22(e), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

            (f) All policies of insurance required of Landlord or Tenant hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

       23.  DAMAGE OR DESTRUCTION.
            ---------------------

            (a) In the event of the total destruction of the Building, i.e., damage to an extent of fifty percent (50%) or more of the insurable value of the Building, whether or not the cause of such destruction is covered by insurance, at Landlord's option, as soon as reasonably possible thereafter, Landlord shall commence repair, reconstruction and restoration of the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within ninety (90) days after such damage, elect not to so repair, reconstruct or restore the Building, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (b) In the event of a partial destruction of the Building, to an extent not exceeding fifty percent (50%) of the full insurable value thereof, and provided that such partial destruction is caused by an event covered by insurance required to be carried by Landlord pursuant to Section 22(c), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

          (c) In the event of a partial destruction of the Building, i.e., to an extent not exceeding fifty percent (50%) of the full insurable value thereof, and such destruction is not caused by an event covered by insurance required to be carried by Landlord pursuant to Section 22(c), and provided the actual cost of construction to restore the Building as a result of such destruction would not exceed ten percent (10%) of the then full replacement cost of the Building, Landlord shall, as soon as reasonably possible, commence the repair, reconstruction and restoration of the Building and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If Landlord elects not to restore the Building, Landlord shall be entitled within ninety (90) days after such damage, to elect to terminate this Lease by giving Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such destruction.

          (d) In the event Landlord provides for terms and conditions more favorable than the above with respect to any lease entered into by the Landlord with respect to the Building with any tenant occupying in excess of 15,000 rentable square feet, Landlord hereby agrees that such terms and conditions shall apply with full force and effect to this Lease.

          (e) In the event of damage to the Premises which may be repaired, reconstructed or restored within a period of eighteen (18) months from the date of the happening of such casualty, and further provided that the Premises are damaged by a peril covered by insurance required to be carried by Landlord pursuant to
     Section 22(c), Landlord shall, as soon as reasonably possible thereafter, commence the repair, reconstruction and restoration of the Premises, and prosecute the same diligently to completion in which event this Lease shall remain in full force and effect. Such period of reconstruction shall be estimated by an architect or contractor selected by Landlord, subject to Tenant's reasonable approval. Such eighteen (18) month period shall include all time periods required for adjustment of losses with the applicable insurance carrier, finalization of plans, and the issuance of all building permits. In the event the period of repair, reconstruction and restoration would require a period in excess of eighteen (18) months, Landlord or Tenant, at its option, may terminate this Lease by providing Tenant with written notice of its intention within ninety (90) days following the date of such damage. In the event Landlord or Tenant elects not to restore the Premises as aforesaid, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (f) In the event of damage to the Premises which is not covered by insurance required to be carried by Landlord pursuant to Section 22(c), Landlord shall nevertheless commence the repair, reconstruction and restoration of the Premises and prosecute the same diligently to completion unless such damage exceeds twenty-five percent (25%) of the full insurable value thereof, in which event Landlord, at its option, shall be entitled to terminate this Lease by giving Tenant written notice of its intention within ninety (90) days of such damage. Notwithstanding the foregoing, Tenant may elect to cancel Landlord's notice of termination by notifying Landlord within twenty (20) days of receipt of Landlord's notice, and by concurrently providing Landlord with a financial arrangement reasonably satisfactory to Landlord for the remaining costs in excess of twenty-five percent (25%) necessary to restore the Premises as estimated by Landlord. In such event, this Lease shall remain in full force and effect and Landlord shall proceed diligently with the work of repair, reconstruction and restoration.

          (g) Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

          (h) In the event of repair, reconstruction or restoration by Landlord as herein provided, the rent payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant's intentional wrongdoing. Tenant shall not be entitled to any compensation or damages from Landlord for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

          (i) Neither Landlord nor Tenant shall be released from any of their obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within eighteen
     (18) months after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord or Tenant, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

          (j) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items within the Premises not provided at Landlord's expense shall be the obligation of Tenant.

          (k) Notwithstanding anything to the contrary contained in this Paragraph 23, either party may elect to terminate this Lease in the event the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof.

          (l) The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Paragraph shall govern in case of such destruction.

          24. EMINENT DOMAIN.
              --------------

          (a) In case all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof (as reasonably determined by Tenant), shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall be entitled to recover one-half (1/2) of any award made by the taking authority which is specifically attributable to the value of Tenant's leasehold interest; provided, however, except as herein expressly set forth, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Subparagraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant, or any allowance made for the relocation of Tenant's business and/or goodwill.

          (b) In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24(b), a temporary taking shall be defined as a taking for a period of 270 days or less.

          25.  DEFAULTS AND REMEDIES.
               ---------------------

            (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                 (i) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions.

                 (ii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(i) or (ii) above, where such failure shall continue for a period of thirty
       (30) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any similar successor statute. If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

               (iii) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within one hundred twenty (120) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within one hundred twenty (120) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within one hundred twenty
       (120) days.

          (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, including, without limitation, the remedies of Civil Code Section 1951.4 and any successor statute, Landlord shall have the immediate option to terminate (upon at least ten (10) days prior written notice thereof to Tenant) this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                  (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                 (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

                (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

                 (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          As used in Subparagraphs 25(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 25(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

          (d) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

          In the event that Landlord shall elect to so relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

          (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

          26.  ASSIGNMENT AND SUBLETTING.
               -------------------------

          (a) Tenant shall not voluntarily or by operation of law, assign, encumber or transfer its interest in this Lease or in the Premises or lease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default. Notwithstanding the foregoing, Tenant shall have the right to sublet up to fifty percent (50%) of the Premises without the prior consent of Landlord, so long as Tenant shall then occupy and shall continue to occupy not less than one full floor within the Premises, and so long as the identity and proposed use of any subtenant is reasonably compatible with the first-class nature of the Building. In the event of any such subletting, the notification provisions under Subparagraph (c) shall apply with full force and effect.

          (b) Notwithstanding anything set forth in this Paragraph 26 to the contrary, Tenant shall be entitled to assign or sublet this Lease without Landlord's consent to any subsidiary, affiliate or controlling corporation or to any company which may result from a merger or consolidation by or with Tenant, or from any private sale or public offering of shares of stock in Tenant, or any such subsidiary, affiliate or controlling corporation, or to any company or to any other entity in which Tenant is selling all or substantially all of its operating assets, or to a successor entity (such as, by way of example, a master limited partnership) resulting from a reorganization of Tenant's corporate structure, provided that Tenant either (i) following any such merger, consolidation, reorganization, private stock sale, public offering or sale, retains a net worth of not less than Twenty Million Dollars ($20,000,000), or
(ii) has a net worth of Ten Million Dollars ($10,000,000) and, for the duration of the Lease (or until such earlier time as Tenant's net worth is restored to at least Twenty Million Dollars [$20,000,000]), provides Landlord with an unconditional and irrevocable letter of credit, renewable annually, issued by a lender reasonably satisfactory to Landlord, and upon terms and conditions satisfactory to Landlord in the amount of one-half (1/2) one year's Annual Basic Rent. For purposes of this paragraph, Tenant's "net worth" shall be reflected in an audited financial statement issued by a certified public accounting firm reasonably satisfactory to Landlord and the net worth established by such financial statement, shall show no more than ten percent (10%) of the assets attributable to goodwill. Notwithstanding the terms of Subparagraph (c) below, Tenant shall only be required to notify Landlord of any assignment or subletting under this Subparagraph within thirty (30) days after such event, and will provide
Landlord with all required financial information and, if applicable, the above-described letter of credit.

            (c) In the event Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least thirty days prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord reasonably requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and

Landlord may withhold consent to any assignment or sublease until such information is provided to it.

            (d) within thirty (30) days of Landlord's receipt of such Assignment Notice, and additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, Landlord shall elect, in writing, one of the following: (a) consent to such proposed assignment, encumbrance or sublease, or (b) refuse such consent, with specific reasons in writing for such refusal. Landlord's approval will not be unreasonably withheld. In addition, a condition to Landlord's consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition to Landlord's consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous prepayment by sublessee of more than one month's rent.

          (e) Whether or not Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's processing costs and attorneys' fees (not to exceed Five Hundred Dollars [$500.00]) incurred in determining whether or not to so consent. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the Term of the sublease (although in no event shall Landlord have any right to receive any portion of any amount paid to Tenant in connection with a sale of its business, even if such amount is based in part on the value of this Lease), in excess of the rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent allocable to such portion on a rentable square footage basis, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, and after first deducting all costs incurred by Tenant in connection with the assignment or subletting, including, without limitation, broker's commissions, attorneys' fees, lease assumption payments and tenant improvements, Tenant shall pay to Landlord as additional rent hereunder one quarter (1/4) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued. Occupancy of all or part of the Premises by parent or subsidiary companies of Tenant shall not be deemed an assignment or subletting.

          27. SUBORDINATION. Without the necessity of any additional document
              -------------
being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Building or the Site or any ground lessor with respect to the Building or the Site, but provided, however, that any such mortgagee, or ground lessor recognizes this Lease and Tenant's right to occupy the Premises pursuant thereto and subject to the terms thereof, this Lease shall be subject and subordinate at all times to:

          (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Site or both; and

          (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Site, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.

Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord, and such mortgagee or ground lessor shall recognize this Lease and Tenant's right to occupy the Premises pursuant thereto and subject to terms thereof. Tenant covenants and agrees to execute and deliver within fifteen (15) business days after receipt thereof, any reasonable additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust and provided that such documents contain appropriate provisions recognizing this Lease as required hereby. Should Tenant fail to sign and return any such documents within fifteen (15) business days of request, Tenant shall be in default. Landlord hereby agrees to obtain from any lender with a lien encumbering the Building a non-disturbance agreement in a form reasonably satisfactory to Tenant, which shall provide that so long as Tenant is in compliance with the terms of this Lease, Tenant's use, occupancy and enjoyment of the Premises shall not be disturbed by such lender.

          28.  ESTOPPEL CERTIFICATE.
               --------------------

          (a) Within fifteen (15) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "E"
                                                                     -----------
attached hereto, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid;
(iv) that to Tenant's best knowledge there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Within fifteen (15) business days following Tenant's written request therefor, Landlord shall deliver to Tenant a like statement. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein, or of Tenant's business or this Lease or any interest therein.

          (b) Either party's failure to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented in the statement, (ii) that there are no uncured defaults in the requesting party's performance, and
(iii) that not more than one (1) month's rent has been paid in advance. Either party's failure to deliver said statement to the requesting party within ten
(10) working days of receipt shall constitute a default under this Lease.

          29. ARBITRATION.
              -----------

          (a) Application of Paragraph. Whenever there exists a dispute between
              ------------------------
Landlord and Tenant which by the express terms of this Lease is to be decided by arbitration, the provisions of this Paragraph shall apply.

          (b) Initiating Arbitration; Selection of Arbitrators. Within thirty
              ------------------------------------------------
(30) days after either party requests arbitration of any dispute, matter or question, or within thirty (30) days after one party agrees to the request of the other party to arbitrate any other matter, each party shall appoint one arbitrator, and within fifteen (15) days thereafter the two appointed arbitrators shall select a third arbitrator. If either party shall fail to make such appointment within said 30-day period, the other party shall appoint the second arbitrator. If the two appointed arbitrators shall fail to select a third arbitrator within said 15-day period, the parties shall mutually select the third arbitrator. If the parties are unable to agree within fifteen (15) days, then either party may, upon at least five (5) days' prior written notice to the other party, request either the presiding judge of the Orange County Superior Court, acting in his private and nonjudicial capacity, or the

American Arbitration Association, to choose an arbitrator to fill the vacancy. Such judge or the AAA, as applicable, may thereupon appoint an arbitrator to complete the panel of three arbitrators. All arbitrators shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned, to Landlord or Tenant or to any person directly or indirectly related to Landlord or Tenant. In any arbitration proceeding involving any specialized area of knowledge or competence, the arbitrators shall have substantial knowledge and experience in such specialized area.

          (c) Procedures; Limitations on Authority. The three arbitrators shall
              ------------------------------------
investigate the facts and shall hold hearings at which the parties may present evidence and arguments, be represented by counsel and conduct cross-examination. The three arbitrators shall render a written decision upon the matter presented to them by majority vote within ninety (90) days after the date upon which the last arbitrator is appointed. If the three arbitrators shall fail to render a decision within said 90-day period, the parties shall extend the time for decision as necessary. The decision rendered in such arbitration shall be final and binding on the parties and judgment thereon may be entered by any court having jurisdiction thereof. Neither party shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default. The arbitrators shall determine in which proportion the parties shall bear the cost of the arbitration, except that each party shall bear the fees and expenses of the arbitrator appointed by or on behalf of it and one-half (1/2) of the fees and expenses of the third arbitrator, if any, and each party shall bear the fees and expenses of its own counsel, witnesses and other consultants. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Lease without varying therefrom in any respect. They shall not have the power to add to, modify or change any of the provisions of this Lease. Pending a determination of the arbitrators, neither party shall be entitled to suspend or withhold performance, and the parties shall conduct business under this Lease as if such dispute had not arisen.

          30. RULES AND REGULATIONS. Tenant shall faithfully observe and comply
              ---------------------
with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit "F," and all reasonable and nondiscriminatory modifications thereof and
- -----------
additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations.

          31. CONFLICT OF LAWS. This Lease shall be governed by and construed
              ----------------
pursuant to the laws of the State of California.

          32. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this
              ----------------------
Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          33. SURRENDER OF PREMISES. The voluntary or other surrender of this
              ---------------------
Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom clean the Premises, leave the Premises in good order, repair and condition, free from any and all Hazardous Materials deposited, or caused to be deposited by Tenant, reasonable wear and tear excepted, and comply with the provisions of Paragraph 15. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

          34.  PROFESSIONAL FEES.
               -----------------

          (a) In any action for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers' accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

          (b) If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees.

          35. PERFORMANCE BY TENANT. All covenants and agreements to be
              ---------------------
performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Paragraph 25.

          36. MORTGAGEE PROTECTION. In the event of any default on the part of
              --------------------
Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant and a written request made for such notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

          37. DEFINITIQN QF LANDLORD. The term "Landlord," as used in this
              ----------------------
Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, and provided such transferee assumes Landlord's obligations hereunder in writing, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord shall immediately give Tenant written notice of any such transfer. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

          38. WAIVER. The waiver by Landlord of any breach of any term, covenant
              ------
or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice to which the parties may have adhered in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.

          39. IDENTIFICATION OF TENANT. If more than one person executes this
              ------------------------
Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          40. PARKING. Unless Tenant is in default hereunder, Tenant shall be
              -------
entitled to the number of vehicle parking spaces designated in Subparagraph l(k). Initially, twenty-five (25) of Tenant's vehicle parking spaces shall be reserved for Tenant's executives which shall be located in reasonably close proximity to the elevator located in the parking facilities. If Tenant shall exercise any of its rights granted herein to lease additional space in the Building, it shall be entitled to one additional unreserved parking space for each 333 gross square feet and the charge therefor shall be commensurate with the rate Tenant is being charged for Tenant's other parking spaces pursuant to this Paragraph. Landlord reserves the right to adopt a tandem parking system for the Building. Should Tenant request additional vehicle parking spaces from Landlord (over and above the number of parking spaces to which Tenant is entitled, as set forth above), Landlord shall have the right, in its reasonable discretion depending on availability, to elect whether or not to provide Tenant with the requested additional vehicle parking spaces. Tenant's use of its vehicle parking spaces to which it is entitled, as set forth above, shall be free of charge to Tenant during years one (1) through five (5) of the Lease Term. Tenant's use of its vehicle parking spaces to which it is entitled, as set forth above, shall be charged to Tenant at the rate of $65.00 per vehicle parking space per month during years six (6) through ten (10) of the Lease Term. For the remainder of the Lease Term and in the event Tenant exercises its option(s) to extend the Term of this Lease, Tenant shall pay Landlord for such vehicle parking spaces at the rate of ninety-five (95%) of the prevailing monthly rate set by Landlord from time to time based upon charges for parking in similar first class office buildings in the Cities of Santa Ana, Irvine, Newport Beach and Costa Mesa, California ("Rate"). Except for additional parking spaces allotted to Tenant as a result of Tenant leasing additional space as provided herein, Tenant's use of parking spaces in excess of the number designated in Subparagraph l(k) or reserved spaces in excess of twenty-five
(25), which parking spaces have been requested by Tenant and provided by Landlord in accordance with this Paragraph 40, shall be charged to Tenant at the Rate set by Landlord. Landlord may assign any unreserved and unassigned vehicle parking spaces and/or make all or a portion of such spaces reserved, if it determines in its sole and absolute discretion that it is necessary for orderly and efficient parking and/or advantageous to the proper planning for the Building. Except as specifically provided above, Tenant shall not use more parking spaces than said number. In the event Landlord has not assigned specific spaces to Tenant, Tenant shall not use any spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses.

          (a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

          (b) If Tenant permits or allows any of the prohibited activities described in this Paragraph 40, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved.

          (c) Landlord reserves the right at any time to (i) substitute an equivalent number of parking spaces in a parking structure or subterranean parking facility or in a surface parking area within a reasonable distance of the Premises, and (ii) charge visitors and invitees of Tenant for parking in the parking areas appurtenant to the Building.

          (d) The use by Tenant, its employees and invitees, of the parking facilities of the Building shall be on the terms and conditions set forth in Exhibit "G" attached hereto and by this reference incorporated herein, and shall
- -----------
be subject to such other agreement between Landlord and Tenant as may hereinafter be established.

          41. FORCE MAJEURE. Landlord shall have no liability whatsoever to
              -------------
Tenant on account of (a) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

       42. TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein
           ------------------
shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

       43. EXAMINATION OF LEASE. Submission of this instrument for examination
           --------------------
or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

          44. TIME. Time is of the essence with respect to the performance of
              ----
every provision of this Lease in which time of performance is a factor.

          45. PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the
              ---------------------------
agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding or letter or proposal pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

          46. SEPARABILITY. Any provision of this Lease which shall prove to be
              ------------
invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

          47. RECORDING. Neither Landlord nor Tenant shall record this Lease
              ---------
nor a short form memorandum thereof without the consent of the other.

          48. LIMITATION ON LIABILITY. In consideration of the benefits
              -----------------------
accruing hereunder, and subject to the provisions herein set forth, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

          (a) The sole and exclusive remedy shall be against the Landlord's interest in any applicable insurance proceeds and in the Building, provided that Landlord's equity in the Building is not less than Ten Million Dollars ($10,000,000), and provided that in the event such equity is less than Ten Million Dollars ($10,000,000), Tenant's sole and exclusive remedy shall be against Owner's equity in the Building first, then against any assets of Landlord, up to a maximum of Ten Million Dollars ($10,000,000).

          (b) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

          (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

          (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

          (e) No judgment will be taken against any partner of Landlord;

          (f) Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

          (g) No writ of execution will ever be levied against the assets of any partner of Landlord;

          (h) The obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease;

          (i) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

          49. TRAFFIC IMPACT. Tenant acknowledges that traffic control and flow
              --------------
is a major concern of the County of Orange and the City of Santa Ana, of Landlord and of each tenant in the Building and surrounding buildings. Therefore, Tenant agrees that it will cooperate with Landlord in reasonable efforts which may be undertaken by Landlord independently of or in cooperation with the County of Orange and the City of Santa Ana or other property owners to alleviate the traffic impact of the Building on the local area streets and highways.

          50. AIR TRAFFIC. Tenant acknowledges that the Building and the area in
              -----------
which the Building is located is subject to sight, sound and overflight by general aviation aircraft.

          51. MODIFICATION FOR LENDER. If, in connection with obtaining
              -----------------------
construction, interim or permanent financing for the Building the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

          52. FINANCIAL STATEMENTS. At any time during the Term of this Lease,
              ---------------------
Tenant shall upon ten (10) days prior written notice from Landlord, provide Landlord with the most current available financial statement and financial statements of Tenant (but not Tenant's parent company) of the two (2) years prior to the current financial statement year. Such obligation is specifically limited to financial statements already available and Tenant shall have no obligation to prepare additional statements or change its customary format or content.

          53. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that
              ---------------
upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

          54. TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this
              ------------------------------------
Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the by-laws of Tenant, and in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, and that this Lease is binding upon Tenant in accordance with its terms.

          55. SIGNAGE.
              -------

          (a) Tenant Signage on the Building. Tenant (including any permittee
              -------------------------------
or assignee of Tenant's interest in the Lease) shall be entitled to exclusive signage at the top of the Building on the side facing the street on the main entrance to the Building, and the side facing the internal water garden. Such signs shall be of Tenant's logo only and shall be in accordance with City Code requirements. One such sign may be "backlit." The cost of all signage identifying Tenant and the installation, maintenance and ultimate removal of such signage shall be at Tenant's sole expense. The installation, maintenance and ultimate removal of the signage by Tenant shall be accomplished in compliance with all of the provisions of this Lease, including, without limitation, the provisions of the Work Letter Agreement relating to work performed by Tenant in or about the Building. Such signage shall strictly comply with all restrictive covenants and obligations created by private contracts or instruments which affect the use and operation of the Premises, the Building, the Common Area or the Site, as well as with the laws, rules, orders, regulations, criteria and specifications adopted by all governmental entities with jurisdiction.

          (b) Tenant's Right to Approve Signage. Tenant shall have the right
              ---------------------------------
to approve any other exterior Building signs situated on the Site and identifying other tenants of the Building. Tenant shall not unreasonably withhold its approval of such signage. Within fifteen (15) business days following the date Landlord delivers to Tenant such information as Tenant reasonably deems material with respect to such other signs on the Site, Tenant shall either approve such signs or disapprove such signs, in which event, Tenant shall specify in writing the reasonable grounds on which its disapproval is based. After revising such signs pursuant to Tenant's comments, Landlord shall then have the right to resubmit to Tenant, and Tenant shall have the right to approve, such signs in accordance with the procedure described above. Notwithstanding the foregoing, Tenant shall have the right to approve, in its sole, absolute and subjective discretion, any signs on the exterior of the Building or elsewhere on the Site that relate to a business competitor of Tenant (i.e., an entity which is in the business of providing design, engineering and construction services for profit). The rights of Tenant under the provisions of this Paragraph 55(b) are contingent upon Tenant not being in material default under the Lease at the time Tenant's rights are asserted.

          56. MOVING COSTS. Landlord hereby agrees to contribute up to Fifty
              ------------
Thousand Dollars ($50,000) towards the reasonable cost of Tenant's relocation to the Premises from its current location at 18800 Von Karman Avenue, Irvine, California. Landlord shall reimburse Tenant for such reasonable costs up to the stated limit, upon Tenant's occupancy of the Premises and presentation to Landlord by Tenant of paid invoices relating to the moving and relocation of Tenant's personal property.

          57. RIGHT OF FIRST NEGOTIATION TO PURCHASE. Provided this Lease is not
              --------------------------------------
terminated due to a default by Tenant, and Tenant is not then in default, in the event that from time to time during the Term of the Lease Landlord desires to sell its interest in the Building, and not as a part of the sale of the Building with any other property within the MacArthur Place Project, Landlord shall notify Tenant of such desire and the terms and conditions thereof to Tenant ("Landlord's Sale Notice"). Tenant shall have a period of five (5) business days from receipt of Landlord's Sale Notice within which to exercise its Right of First Negotiation (as defined below) by delivery to Landlord of written notice stating Tenant's intention to enter negotiations with Landlord concerning the purchase and sale of the Building. Upon Tenant's timely election to exercise this Right of First Negotiation, Landlord and Tenant shall promptly enter, and pursue in good faith for a period of five (5) business days (the "Negotiation Period"), negotiations in an effort to reach agreement concerning the purchase by Tenant of the Building ("Right of First Negotiation"). If, however, either
(i) Tenant fails to timely elect to exercise this Right of First Negotiation, or
(ii) at the expiration of the Negotiation Period

Landlord and Tenant have failed to reach agreement concerning the purchase by Tenant of the Building, then Landlord shall be entitled to place the Building on the open market for purchase by third parties on any terms satisfactory to Landlord and this Right of First Negotiation shall terminate and be of no further force and effect. Tenant shall defend, indemnify and hold Landlord harmless from and against any losses, damages, costs, liabilities and/or expenses (including attorneys' fees) arising out of Tenant's interference with Landlord's negotiations regarding the sale of the Building following the termination of this Right of First Termination.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

          LANDLORD:                         BCE DEVELOPMENT INC., a Delaware
                                            corporation


                                            By:
                                               -------------------------------
                                               Its:
                                                   ---------------------------

                                            By:
                                               -------------------------------
                                               Its:
                                                   ---------------------------

          TENANT:                           THE AUSTIN COMPANY, an Ohio
                                            corporation


                                            By:
                                               -------------------------------
                                               Its:
                                                   ---------------------------

                                            By:
                                               -------------------------------
                                               Its:
                                                   ---------------------------

                               SECOND FLOOR PLAN
                               -----------------

























                                 EXHIBIT "A-1"
                                 -------------

                               THIRD FLOOR PLAN
                               ----------------































                                 EXHIBIT "A-1"
                                 -------------

                                   SITE PLAN
                                   ---------
                             (CROSS-HATCHED AREA)










                                MACARTHUR PLACE
                        VESTING TENTATIVE MAP NO. 13216













                              SITE - PARCEL 8 OF
                               VESTING TENTATIVE
                             MAP NO. 13216 (PARAMETERS
                                OF SITE SUBJECT
                               TO REVISIONS ON
                           FINAL MAP WHEN RECORDED)















                                EXHIBIT "A-II"

                             WORK LETTER AGREEMENT
                             ---------------------

          THIS WORK LETTER AGREEMENT is entered into as of the ____________day of ______________, 19___, by and between BCE DEVELOPMENT INC., a Delaware corporation ("Landlord") and THE AUSTIN COMPANY, an Ohio corporation ("Tenant").

                                   RECITALS:
                                   ---------

          A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease. Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

          B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may be applicable thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                       1.   COMPLETION SCHEDULE

          Promptly following the date of this Work Letter Agreement, Tenant shall deliver to Landlord, for Landlord's review and approval, a schedule (the "Work Schedule") setting forth an approximate timetable for the planning and completion of the installation of the Tenant Improvements (as hereinafter defined) to be constructed in the Premises. The Work Schedule shall set forth each of the various items of work to be done by or approved by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such schedule shall be submitted to Landlord for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing the Tenant Improvements work.

                       2.   TENANT IMPROVEMENTS

          Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including, but not limited to, partitioning, doors, ceilings, floor coverings,

                                  EXHIBIT "B"
                                  ----------
finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protections, cabinets and other mill work.

                    3.   TENANT IMPROVEMENT PLANS

       As soon as reasonably practicable after the execution of this Lease, Tenant shall cause to be prepared a space plan for the layout of the Premises. Based upon such space plan, Tenant shall cause to be prepared final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans."

               4.   FINAL PRICING AND DRAWING SCHEDULE

          After preparing the space plan and after Landlord's written approval thereof in accordance with the Work Schedule, Tenant shall cause its architect to prepare and submit to Landlord the final working drawings and specifications referred to as the Tenant Improvement Plans in Paragraph 3 hereof. Such Tenant Improvement Plans shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted by Tenant to the appropriate governmental body for plan checking and a building permit. Landlord reserves the right to disapprove any proposed Tenant Improvements which Landlord reasonably believes will adversely affect any Building systems. Tenant shall cause to be made any changes in the Tenant Improvement Plans necessary to obtain the building permit. Concurrent with the plan checking, Tenant shall have prepared a final pricing for Landlord's approval, taking into account any modifications which may be required to reflect changes in the Tenant Improvement Plans required by the City or County in which the Premises are located. After final approval of the Tenant Improvement Plans by the appropriate governmental body, no further material changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, such approval not to be unreasonably withheld.

               5.    CONSTRUCTION OF TENANT IMPROVEMENTS

          After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Tenant will complete the Tenant Improvements in accordance with the Work Schedule and the Tenant Improvement Plans and the provisions of this Work Letter Agreement. Landlord shall have the right to approve subcontractors selected by Tenant and to review and approve subcontractors' bids. Landlord's approval shall not be unreasonably withheld. The cost of such work shall be paid as provided in Paragraph 6 hereof.

          6.   PAYMENT OF COST OF THE TENANT IMPROVEMENTS

               (a) Landlord hereby grants to Tenant a "Tenant Improvements Allowance" of $20.00 per rentable square foot of the Premises. All costs relating to the Tenant Improvements work in excess of the Tenant Improvements Allowance shall be paid by Tenant. Provided Tenant is not then in material default under the Lease and a minimum of $15 per rentable square foot in construction costs are incurred by Tenant in constructing the Tenant Improvements in accordance with the Tenant Improvement Plans and the provisions of this Work Letter Agreement, the difference between the actual cost of the Tenant Improvements work (if it is less than the Tenant Improvements Allowance) and the Tenant Improvements Allowance shall be credited by Landlord to Tenant against the Annual Basic Rent first due under the terms of the Lease. Such Tenant Improvements Allowance shall be used only to reimburse Tenant for costs incurred by Tenant to build out the Premises and shall include costs relating to:

                    (i) The reasonable costs incurred by Tenant in preparing the space plan and the final working drawings and specifications, including mechanical, electrical and structural drawings and of all other aspects of the Tenant Improvement Plans;

                    (ii) The payment of permit and license fees relating to construction of the Tenant Improvements;

                  (iii) Construction of the Tenant Improvements, including, without limitation, the following:

                         (1) Installation within the Premises of all
               partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting millwork, similar items not installed by Landlord, and, at Tenant's option, an internal staircase.

                         (2) All electrical wiring, lighting fixtures, outlets
               and switches, and other electrical work to be installed within the Premises and not installed by Landlord.

                         (3) The furnishing and installation of all duct work,
               terminal boxes, defusers and accessories required for the completion of the heating, accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for the after-hour air conditioning, which devises have not been furnished or installed by Landlord.

                         (4) All fire and life safety control systems such as
               fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises by Tenant.

                         (5) All plumbing, fixtures, pipes, and accessories to
               be installed within the Premises by Tenant.

          (b) Tenant shall, by the tenth (10th) day of each month ("Current Month"), deliver to Landlord an application for payment in the form of a typed statement ("Statement"), sworn to and notarized if required. Said Statement shall be applicable to work performed by Tenant in connection with constructing the Tenant Improvements during the period commencing on the first day of the previous month and ending on the last day of said preceding month ("Payment Request Period"). Evidence of the absence of liens in connection with the work which is the subject of the Statement and which may be required by Landlord or any construction lender which has provided financing for the Building shall be delivered with the Statement. The Statement shall constitute a representation by Tenant that the Tenant Improvements work identified therein as having been performed pursuant to subcontracts or this Work Letter Agreement have been performed in accordance with the requirements of this Work Letter Agreement.

          (c) Landlord will review the Statement for each Payment Request Period and will pay to Tenant ninety percent (90%) of such amount as Landlord approves on or about the fifth (5th) day of the month following the Current Month; provided, however, in the event Owner does not approve the Statement for reasons related to defective, unsatisfactory or nonconforming Tenant Improvements work or the performance thereof by Tenant, its subcontractors or anyone for which they are responsible, Landlord will only be obligated to pay that portion which it approves. Within five (5) days following Landlord's receipt of a Statement, Landlord shall notify Tenant, in writing, of the reason, if any, for withholding any portion of the amount set forth in the Statement. Any single payment, or series of payments, by Landlord in excess of said ninety percent (90%) sum shall not constitute a waiver of the Landlord's rights to pay only ninety percent (90%) in the future. Except for sums withheld for defective or nonconforming Tenant Improvements work that is later remedied to Landlord's reasonable satisfaction, no portion of the sums retained by Landlord pursuant to this paragraph shall be payable until final payment is made as provided below.

          (d) The last progress payment shall be due and payable thirty-five
(35) days after recordation of a valid Notice of Completion with respect to the Tenant Improvements work; provided, that Tenant has first delivered to Landlord such other evidences of Tenant's full payment of subcontractors (with the exception of retentions and final payments which are to be paid out of the final payment by Landlord to Tenant) and the absence of any liens generated by the Tenant Improvements work as may be required by the Landlord (i.e. either lien releases in accordance with California Civil Code Section 3262 or a release bond in accordance with California Civil Code Section 3143 and Section 3171).

          (e) The Statement shall only include amounts for work authorized under this Work Letter Agreement and actually performed.

          (f) Final payment, constituting that portion of the unpaid balance of the Tenant Improvements Allowance to which Tenant is entitled pursuant to the provisions of this Work Letter Agreement, shall be paid by Landlord to Tenant when the Tenant Improvements have been completed, inspected and approved by Landlord for conformance with the approved Tenant Improvement Plans and Tenant is in possession of and legally occupying (pursuant to a valid certificate of occupancy obtained by Tenant) the Premises in accordance with the provisions of the Lease, which final payment shall in no event occur prior to the date on which the last progress payment is due as provided above.

          7.   COMPLETION AND RENTAL COMMENCEMENT DATE

          Provided the Common Areas are substantially completed and Tenant has reasonable access to the Premises, the Term of the Lease shall not commence until the earlier of (i) substantial completion of construction of the Tenant Improvements, or (ii) the date Tenant occupies the Premises. Tenant agrees to use diligent efforts to substantially complete construction of the Tenant Improvements and occupy the Premises within eighteen (18) months from issuance of applicable building permits for the Building; Landlord and Tenant agree to use diligence to obtain such permits. However, if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

               (a) Landlord's failure to approve any item for which Landlord's approval is required or to perform any other obligation in accordance with and by the date specified in the Work Schedule;

               (b) Landlord's changes in the Tenant Improvement Plans after their approval by Landlord; or

               (c) any other delay reasonably attributable to the fault of Landlord or beyond Tenant's control,

then the commencement of the Term of the Lease and the rental commencement date shall be delayed by the number of days of such delay, but in no event beyond the date that Tenant occupies the Premises. In this regard, it is understood that Tenant is acting as the general contractor for Landlord in connection with the construction of the Building, and therefore (i) Landlord will exercise little, if any, control over the progress of construction of the Building and/or the Tenant Improvements, and (ii) only delays which are permitted "force majeure" delays under Tenant's construction contract with Landlord shall be deemed to be "delays beyond Tenant's control" for purposes of this Agreement.

          On the other hand, if there shall be a delay in completion of the Tenant Improvements as a result of:

               (a) Tenant's failure to approve any item for which Tenant's approval is required or to perform any other obligation in accordance with and by the date specified in the Work Schedule;

               (b) Tenant's inability to obtain materials or supplies not readily available;

               (c) Tenant's changes in the Tenant Improvement Plans after their approval by Tenant; or

               (d) any other delays reasonably attributable to the fault of Tenant, including any delays caused by Tenant as the general contractor for the construction of the Building,

then the commencement of the Term of the Lease and the rental commencement date shall be accelerated by the number of days of such delay.

          8.   MISCELLANEOUS

            (a) At no time shall Tenant do or permit anything to be done whereby the Building or the Site may be subjected to any mechanic's or other liens or encumbrances arising out of the Tenant Improvements work.

            (b) Once Tenant has commenced the Tenant Improvements work, Tenant will promptly, diligently and continuously pursue the same to successful completion in full compliance with the Tenant Improvement Plans, the Work Schedule and this Work Letter Agreement.

            (c) Tenant will perform all Tenant Improvements work in a safe and lawful manner. Tenant shall at its sole expense comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction. Copies of all filed documents and all permits and licenses shall be provided to Landlord. Any Tenant Improvements work not acceptable to the Department of Building and Safety, or not reasonably satisfactory to Landlord, shall be promptly repaired or replaced at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant Improvements work, Landlord shall have no responsibility therefor. Tenant shall notify Landlord in writing not less than ten (10) days prior to the commencement of any Tenant Improvements work as to name, telephone number and responsible party for each and every contractor and/or subcontractor who is about to commence work.

            (d) Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against any and all suits, claims, actions, losses, costs or expenses (including, without limitation, claims for Workers' Compensation) of any nature whatsoever together with attorneys' fees for counsel of Landlord's choice, arising out of or in connection with the Tenant Improvements work or the performance of the Tenant Improvements work (including, but not limited to, claims for breach of warranty, personal injury or property damage).

            (e) No Tenant Improvements work shall proceed without Tenant first acquiring Workers' Compensation and public liability insurance and property damage insurance, with minimum coverage of $3,000,000 and with companies reasonably satisfactory to Landlord and on forms used on a customary basis by Tenant. Not less than thirty (30) days before commencing the Tenant Improvements work, certificates of such insurance shall be furnished to Landlord or, if requested, the original policies thereof shall be submitted for Landlord's approval. All such policies shall provide that thirty (30) days prior notice must be given to Landlord before termination or cancellation. All insurance policies maintained by Tenant pursuant to this Work Letter Agreement shall name Landlord and any lender with an interest in the Premises as additional insureds. Subcontractors shall be required to maintain reasonable coverage, and such policies shall name Tenant, Landlord and any lender with an interest in the Premises as additional insureds.

            (f) Landlord shall have no responsibility for the Tenant Improvements work and Tenant will remedy at Tenant's own expense and be responsible for any and all defects in all such Tenant Improvements work that may appear during or after the completion thereof whether the same shall affect the Premises in particular or any parts of the Building in general. Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty Tenant Improvements work done by Tenant or Tenant's subcontractors, by reason of delays caused by such Tenant Improvements work, or by reason of inadequate cleanup.

            (g) If the performance of the Tenant Improvements work shall require that additional services or facilities (including, but not limited to, extra elevator services, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided, Tenant shall pay Landlord a reasonable charge therefor.

            (h) All of Tenant's subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors or by any other tenant or its contractors.

            (i) Any work to be performed in areas adjacent to the Premises shall be pursued only after obtaining Landlord's express written permission and shall be done only if an agent or employee of Landlord is present; Tenant will reimburse Landlord for the expense of any such employee or agent.

            (j) Tenant or Tenant's subcontractors will in no event be allowed to install plumbing, mechanical, electrical wiring or fixtures, acoustical or integrated ceilings, without the prior written approval from Landlord with respect to the manner of such installation. In addition to the foregoing, all data processing and other special electrical equipment shall be installed only under the supervision of Landlord or Landlord's electrical contractor.

               (k) Notwithstanding subparagraph (j) above, Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing Work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant. Such maintenance shall be performed only by a contractor or contractors approved in writing in advance by Landlord.

          (l) Nothing herein contained shall be construed as (i) constituting Tenant as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord of any of the terms or provisions of the Lease. Any default by Tenant with respect to any portion of this Work Letter Agreement, at Landlord's option, shall be deemed a breach of the Lease as to which Landlord shall have all the rights and remedies as in the case of a breach of said Lease.

          IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

          "TENANT"                         THE AUSTIN COMPANY, an
                                           Ohio corporation

                                           By:
                                              --------------------------------
                                              Its:
                                                  ----------------------------


                                           By:
                                              --------------------------------
                                              Its:
                                                  ----------------------------

           "LANDLORD"                      BCE DEVELOPMENT INC., a
                                           Delaware corporation

                                           By:
                                              --------------------------------
                                              Its:
                                                  ----------------------------


                                           By:
                                              --------------------------------
                                              Its:
                                                  ----------------------------

                          NOTICE OF LEASE TERM DATES
                            AND TENANT'S PERCENTAGE
                          --------------------------

To: The Austin Company                             Date:
                                                        ------------------------
    ----------------------------
    ----------------------------


        Re: Lease dated __________________, 19___, between _____________________
______________________________________________ ("Landlord"), and THE AUSTIN
COMPANY, an Ohio corporation ("Tenant"), concerning Suite _____________________ located at _________________________________________________________.

Gentlemen:

          In accordance with the subject Lease, we wish to advise and/or confirm as follows:

          1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no patent deficiency in construction.

          2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the term of said Lease shall commence as of ____________________ for a term of fifteen (15) years, ending on ______________________________.

          3. That in accordance with the subject Lease, monthly installments of Annual Basic Rent shall commence to accrue on _________________________.

          4. If the Commencement Date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

          5. Except as otherwise set forth in the Lease, Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to _______________________ at _________________________________.

          6. The number of Rentable Square Feet within the Premises is _______________________ square feet.


          7. The number of Rentable Square Feet within the Building is _______________________ square feet.



                                  EXHIBIT C.
                                  ----------

          8. Tenant's Percentage, as adjusted based upon the number of Rentable Square Feet within the Premises, is ______%.

          9.    The Building address and the suite number(s) of the Premises are
________________________________________________.

                              AGREED AND ACCEPTED

          TENANT:                       THE AUSTIN COMPANY,
                                        an Ohio corporation

                                        By:
                                           ------------------------------------
                                        Print Name:
                                                   ----------------------------
                                           Its:
                                               --------------------------------

                                        By:
                                           ------------------------------------
                                        Print Name:
                                                   ----------------------------
                                           Its:
                                               --------------------------------


          LANDLORD:                     --------------------------------------,
                                        a
                                         -------------------------------------

                                        By:
                                           ------------------------------------
                                        Print Name:
                                                   ----------------------------
                                           Its:
                                               --------------------------------


                                        By:
                                           ------------------------------------
                                        Print Name:
                                                   ----------------------------
                                           Its:
                                               --------------------------------

                      STANDARDS FOR UTILITIES AND SERVICES
                      ------------------------------------

          The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

       As long as Tenant is not in default under any of the terms, conditions, provisions or agreements of this Lease, Landlord shall:

          1. Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 7 a.m. to 6 p.m., and have one elevator available for Tenant's use at all other times.

          2. On Monday through Friday, except holidays, from 7 a.m. to 6 p.m. and on Saturday from 9 a.m. to 1 p.m. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are extended to the full length of the window opening and adjusted to a 45 degree angle upwards. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises extended to the full length of the window opening and adjusted to a 45 degree angle upwards whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Development or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Exhibit, including keeping window coverings extended to the full length of the window opening and adjusted to a 45 degree angle upwards. Such work shall be charged at hourly rates equal to then-current journeyman's wages for air conditioning mechanics.

                                  EXHIBIT "D"
                                  -----------

          3. Landlord shall furnish to the Premises, during the usual business hours on business days, electric current as required by the Building standard office lighting and fractional horsepower office business machines in an amount not to exceed .025 KWH per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, such cost shall be established by an independent licensed engineer selected in Landlord's reasonable discretion. Tenant agrees not to use any apparatus or device in, upon or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. Tenant's use of electric current shall never exceed the capacity of the feeders to the Building, or the risers or wiring installation and Tenants shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

          4. Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

          5. Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and unless otherwise agreed to by Landlord and Tenant no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

          6. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply. It is expressly understood and agreed that any covenants on Landlord's part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

                                 SAMPLE FORM OF
                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

     The undersigned, _______________________________, a _____________________
("Landlord"), with a mailing address c/o _____________________________________
___________________________________ and ______________________________________
a ____________________ ("Tenant"), hereby certify to _________________________
__________________, a _________________________, as follows:

          1. Attached hereto is a true, correct and complete copy of that certain lease dated ______________________, 19____, between Landlord and Tenant (the "Lease"), which demises premises located at _____________________________
______________________________________________________________________________.
The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

          2.    The term of the Lease commenced on __________________________,
19___.

          3. The term of the Lease shall expire on _______________________, 19___.

          4.   The Lease has: (Initial one)

          (_______) not been amended, modified, supplemented, extended, renewed or assigned.

          (_______) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

          5.    Tenant has accepted and is now in possession of said premises.

          6. Tenant and Landlord acknowledge that the Lease will be assigned to __________________________________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ___________________________________________
is obtained, and that until further notice, payments under the Lease may continue as heretofore.

          7.   The amount of fixed monthly rent is $_______________.

                                  EXHIBIT "E"
                                  -----------

          8. The amount of security deposits (if any) is $_____________. No other security deposits have been made.

          9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date.

         10. All work required to be performed by Landlord under the Lease has been completed.

         11. To Tenant's knowledge, there are no defaults on the part of the Landlord or Tenant under the Lease.

         12. To Tenant's knowledge, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

         13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

         The foregoing certification is made with the knowledge that ______________________________ is about to fund a loan to Landlord or _____________________________________ is about to purchase the Project (or part thereof) from Landlord and that _________________________________________
is relying upon the representations herein made in funding such loan or in purchasing the Project (or part thereof).

          IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ________________, 19___.

          LANDLORD:
                                           ------------------------------------
                                           ------------------------------------


                                           By:
                                              ---------------------------------
                                           Print Name:
                                                      -------------------------
                                              Its:
                                                  -----------------------------

                                           By:
                                              ---------------------------------
                                           Print Name:
                                                      -------------------------
                                              Its:
                                                  -----------------------------

          TENANT:
                                           ------------------------------------
                                           ------------------------------------

                                           By:
                                              ---------------------------------
                                           Print Name:
                                                      -------------------------
                                              Its:
                                                  -----------------------------

                                           By:
                                              ---------------------------------
                                           Print Name:
                                                      -------------------------
                                              Its:
                                                  -----------------------------

                                  SAMPLE ONLY
                              [NOT FOR EXECUTION]

                             RULES AND REGULATIONS
                             ---------------------

          1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or the Development (in these Rules and Regulations, the term "Development" is used interchangeably with the term "Site" as defined in the Lease) without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or company designated by Landlord.

          2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

          3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Development. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Development and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Development.

          4. The directory of the Building or the Development will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

          5. All cleaning and janitorial services for the Development and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by

                                  EXHIBIT "F"
                                  -----------

Landlord shall be employed by Tenant or permitted to enter the Development for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

          6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

          7. If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

          8. Freight elevator(s) shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

          9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

          10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

          11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

          12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energysaving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall keep all window coverings pulled down.

          13. Except as set to the contrary in the Lease, Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

          14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

          15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

          16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

          17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

          18. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Development. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

          19. Tenant shall not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Development. Tenant shall not interfere with radio or television broadcasting or reception from or in the Development or elsewhere.

          20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

          21. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

          22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Development are prohibited, and Tenant shall cooperate with Landlord to prevent such activities.

          23. Landlord reserves the right to exclude or expel from the Development any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

          24. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

          25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except the use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

          26. Tenant shall not use in any space or in the public halls of the Development any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building or the Development.

          27. Without the written consent of Landlord, Tenant shall not use the name of the Building or the Development in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

          28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

          29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

          30. To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Development, Landlord may do so subject to non-discriminatory additional Rules and Regulations.

          31. Tenant's requirements will be attended to only upon appropriate application to Landlord's asset management office for the Development by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

          32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Development.

          33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

          34. The Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Development and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

          35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

          36. Tenant shall not store any materials on the exterior balcony and shall keep such balcony free of any debris, nor shall Tenant maintain any furniture on said balcony without Landlord's prior written consent.

                         PARKING RULES AND REGULATIONS
                         -----------------------------

       The following rules and regulations shall govern the use of the parking facilities which are appurtenant to the Building.

          1. Landlord assumes no responsibility for any damage to any vehicle parked in the parking areas or for any goods left in any such vehicle. All such liability is specifically assumed by the operator of any such vehicle as a condition to parking.

          2. Tenant shall not park or permit the parking of any vehicle under its company in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks. No propane or natural gas powered vehicles shall be allowed to park in the parking areas.

          3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to require that a reasonable security deposit be paid to Landlord for each parking area and/or Building access card issued to Tenant.

          4. No overnight or extended term storage of vehicles shall be permitted.

          5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

          6.   All directional signs and arrows must be observed.

          7. The speed limit within all parking areas shall be five (5) miles per hour.

          8.   Parking is prohibited:

               (a) in areas not striped for parking;

               (b) in aisles;


                                  EXHIBIT "G"
                                  -----------

               (c) where "no parking" signs are posted;

               (d) on ramps;

               (e) in cross-hatched areas; and

               (f) in such other areas as may be designated by Landlord or Landlord's Parking Operator.

          9. Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

          10. Loss or theft of parking identification devices from automobile must be reported to garage manager immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

          11. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

          12. Lost or stolen devices found by the purchaser must be reported to the Parking Facility Office immediately to avoid confusion.

          13. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

          14. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

          15. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these rules and regulations and all unposted City, State or Federal ordinances, laws or agreements.

          16. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal, at such car owner's expense.

                 PROCEDURE FOR DETERMINATION OF SQUARE FOOTAGE
                 ---------------------------------------------

          1. Landlord and Tenant shall each appoint a space planner and each such space planner shall determine the rentable area of the Premises. Each such space planner shall be appointed within fifteen (15) days after Tenant notifies Landlord of its objection to Landlord's (or its architect's) determination of such area.

          2. In the event the space planners so appointed do not agree on the area in question, which determination shall be made within ten (10) days following appointment of the respective space planner, the two (2) space planners shall, within ten (10) days following the last determination, agree upon and appoint a third space planner.

          3. The third space planner shall determine the area in question within ten (10) days following its appointment and the three (3) determinations shall be examined and the two (2) which are the closest shall be mathematically averaged and that average shall be used to establish the area in question.

          4. Landlord and Tenant shall each pay the cost of their respective space planners and Landlord and Tenant shall share the cost of the third space planner equally. Pending resolution of the area in question, Tenant shall pay Annual Basic Rent and its share of Operating Expenses based upon the square footage initially determined by Landlord (or its architect). Any appropriate adjustments shall be made by Landlord and Tenant within ten (10) days after final determination of the area in question. Time is strictly of the essence with the respect to the time periods set forth in this section. If either Landlord or Tenant fails to appoint a space planner within the time period set forth above, the space planner appointed by one of them shall make a determination, notify Landlord and Tenant thereof, and such space planner's determination shall be binding upon Landlord and Tenant.